     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998

                                                      REGISTRATION NO. 333-30037
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------


                                AMENDMENT NO. 2


                                       TO

                                   FORM S-3*
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                   HONDA AUTO RECEIVABLES 1998-1 OWNER TRUST
                    (Issuer with respect to the Securities)
                        AMERICAN HONDA RECEIVABLES CORP.
                   (Originator of the Trust described herein)
           (Exact name of Co-Registrant as specified in its charter)


       CALIFORNIA                    6146                    33-0526079
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial           Identification Number)
    incorporation or          Classification Code
      organization)                 Number)


                                ----------------

                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4100
                                ----------------


         (Address, including zip code, and telephone number, including area code, of Originator's principal executive offices)


                                   Y. KOHAMA
                              700 VAN NESS AVENUE
                           TORRANCE, CALIFORNIA 90501
                                 (310) 781-4100
                                ----------------


      (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the originator)

                                ----------------

                                   COPIES TO:


          Dale W. Lum, Esq.                        C. Thomas Kunz, Esq.
           Brown & Wood LLP                Skadden, Arps, Slate, Meager & Flom
                                                           LLP
        555 California Street                        919 Third Avenue
   San Francisco, California 94104               New York, New York 10022


                                ----------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                ----------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    * This Registration Statement was initially filed on Form S-1.
                                ----------------

                        CALCULATION OF REGISTRATION FEE


                                                        PROPOSED MAXIMUM   PROPOSED MAXIMUM
         PROPOSED TITLE OF               AMOUNT TO         AGGREGATE           AGGREGATE          AMOUNT OF
    SECURITIES TO BE REGISTERED        BE REGISTERED     PRICE PER UNIT     OFFERING PRICE     REGISTRATION FEE
Asset Backed Notes..................   $1,000,000.00        100%(1)        $1,000,000.00(1)       $303.03(2)


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Previously paid.
                                ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

        SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JULY  , 1998

                                $

                   Honda Auto Receivables 1998-1 Owner Trust


                   $          % Asset Backed Notes, Class A-1
                   $          % Asset Backed Notes, Class A-2
                   $          % Asset Backed Notes, Class A-3
                   $          % Asset Backed Notes, Class A-4


                        American Honda Receivables Corp.
                                     Seller

                       American Honda Finance Corporation
                                    Servicer


THE HONDA AUTO RECEIVABLES 1998-1 OWNER TRUST (THE "TRUST") WILL BE GOVERNED BY
  AN AMENDED AND RESTATED TRUST AGREEMENT TO BE DATED AS OF JULY   , 1998,
    BETWEEN AMERICAN HONDA RECEIVABLES CORP. (THE "SELLER") AND THE BANK OF
   NEW YORK (DELAWARE), AS OWNER TRUSTEE. THE TRUST WILL ISSUE FOUR CLASSES
     OF NOTES (RESPECTIVELY, THE "CLASS A-1 NOTES", THE "CLASS A-2 NOTES",
       THE "CLASS A-3 NOTES" AND THE "CLASS A-4 NOTES") PURSUANT TO AN
        INDENTURE TO BE DATED AS OF JULY 1, 1998, BETWEEN THE TRUST AND
       BANKERS TRUST COMPANY, AS INDENTURE TRUSTEE. THE TRUST WILL ALSO
        ISSUE ONE CLASS OF CERTIFICATES WHICH WILL REPRESENT FRACTIONAL
           UNDIVIDED INTERESTS IN THE TRUST (THE "CERTIFICATES"). THE
           CERTIFICATES ARE NOT BEING OFFERED HEREBY. THE ASSETS OF
               THE TRUST WILL PRIMARILY INCLUDE A POOL OF RETAIL
            INSTALLMENT SALE CONTRACTS (THE "RECEIVABLES") SECURED
               BY THE NEW OR USED HONDA AND ACURA MOTOR VEHICLES
                 FINANCED THEREBY (THE "FINANCED VEHICLES"),
                    CERTAIN MONIES DUE OR RECEIVED UNDER THE
                RECEIVABLES ON OR AFTER JULY 1, 1998, SECURITY
                   INTERESTS IN THE RECEIVABLES AND MONIES ON
                  DEPOSIT IN THE RESERVE FUND AND THE YIELD
                      SUPPLEMENT ACCOUNT DESCRIBED HEREIN.
                       THE NOTES WILL BE SECURED BY THE
                        ASSETS OF THE TRUST PURSUANT TO
                                 THE INDENTURE.



  INTEREST ON THE NOTES AT THE RELATED INTEREST RATES SPECIFIED ABOVE WILL BE DISTRIBUTED TO NOTEHOLDERS ON THE FIFTEENTH DAY OF EACH MONTH OR, IF ANY
     SUCH DAY IS NOT A BUSINESS DAY, ON THE IMMEDIATELY SUCCEEDING BUSINESS
       DAY (EACH, A "DISTRIBUTION DATE"), COMMENCING AUGUST 17, 1998.
        PRINCIPAL ON THE NOTES WILL BE PAYABLE ON EACH DISTRIBUTION DATE
        TO THE EXTENT DESCRIBED HEREIN; HOWEVER, UNLESS THE NOTES HAVE
            BEEN ACCELERATED FOLLOWING AN EVENT OF DEFAULT UNDER THE INDENTURE, NO PRINCIPAL PAYMENTS WILL BE MADE ON THE (I)
            CLASS A-2 NOTES UNTIL THE CLASS A-1 NOTES HAVE BEEN PAID
            IN FULL, (II) CLASS A-3 NOTES UNTIL THE CLASS A-1 AND
                CLASS A-2 NOTES HAVE BEEN PAID IN FULL OR (III)
              CLASS A-4 NOTES UNTIL THE CLASS A-1, CLASS A-2 AND
                CLASS A-3 NOTES HAVE BEEN PAID IN FULL. PAYMENTS
                   IN RESPECT OF THE CERTIFICATES WILL BE
                    SUBORDINATED TO PAYMENTS ON THE NOTES TO
                          THE EXTENT DESCRIBED HEREIN.



TO THE EXTENT NOT PREVIOUSLY PAID PRIOR TO SUCH DATES, THE OUTSTANDING PRINCIPAL
                AMOUNT OF EACH CLASS OF NOTES WILL BE PAYABLE IN
      FULL ON THE FOLLOWING DATES, IN THE CASE OF (I) THE CLASS A-1 NOTES,
          THE            DISTRIBUTION DATE, (II) THE CLASS A-2 NOTES,
           THE         DISTRIBUTION DATE, (III) THE CLASS A-3 NOTES,
           THE         DISTRIBUTION DATE AND (IV) THE CLASS A-4
                    NOTES, THE            DISTRIBUTION DATE.



FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
         AN INVESTMENT IN THE NOTES, SEE "RISK FACTORS" ON PAGE 11.



THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT
    BENEFICIAL INTERESTS IN, THE TRUST AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN AMERICAN HONDA RECEIVABLES CORP., AMERICAN HONDA
                 FINANCE CORPORATION OR ANY OF THEIR RESPECTIVE
                                  AFFILIATES.



     THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
        PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.



                                                                               UNDERWRITING
                                                             PRICE TO         DISCOUNTS AND      PROCEEDS TO THE
                                                              PUBLIC           COMMISSIONS          SELLER(1)
                                                        ------------------  ------------------  ------------------
PER CLASS A-1 NOTE....................................          %                   %                   %
PER CLASS A-2 NOTE....................................
PER CLASS A-3 NOTE....................................
PER CLASS A-4 NOTE....................................
TOTAL.................................................          $                   $                   $



(1) BEFORE DEDUCTING EXPENSES PAYABLE BY THE SELLER ESTIMATED AT $        .



    THE NOTES ARE OFFERED BY THE SEVERAL UNDERWRITERS WHEN, AS AND IF ISSUED BY THE TRUST, DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO THEIR RIGHT TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE NOTES, IN BOOK-ENTRY FORM, WILL BE MADE THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CEDEL BANK, SOCIETE ANONYME AND THE EUROCLEAR SYSTEM ON OR ABOUT
JULY   , 1998, AGAINST PAYMENT IN IMMEDIATELY AVAILABLE FUNDS.


                           Credit Suisse First Boston


                 THE DATE OF THIS PROSPECTUS IS JULY   , 1998.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of any Class of Notes. Such transactions may include stabilizing. For a description of these activities, see "Underwriting".


                                 --------------

                             AVAILABLE INFORMATION


    The Seller has filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http:
//www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    All reports and other documents filed by the Seller on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as to modified or superseded, to constitute a part of this Prospectus.


    The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to American Honda Receivables Corp., 700 Van Ness Avenue, Torrance, California 90501 (Telephone: (310) 781-4100).


                             REPORTS TO NOTEHOLDERS



    The Servicer, on behalf of the Trust, will prepare and the Indenture Trustee will provide to Noteholders of record (which shall be Cede & Co. as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) monthly and annual unaudited reports concerning the Receivables. The Seller, as originator of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. The filing with the Commission of periodic reports with respect to the Trust will cease following completion of the reporting period required by Rule 15d-1 under
the Exchange Act, which period is expected to end on            , 1999.

                                    SUMMARY


    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See Index of Capitalized Terms at page 63 for the location herein of defined terms.



Trust...............  Honda Auto Receivables 1998-1 Owner Trust (the "Trust").

Seller..............  American Honda Receivables Corp. (the "Seller"), a wholly owned, limited purpose subsidiary of American Honda
                      Finance Corporation.

Servicer............  American Honda Finance Corporation ("AHFC" or, in its
                      capacity as Servicer, the "Servicer"), a wholly owned
                      subsidiary of American Honda Motor Co., Inc. ("AHMC").
                      AHMC is the exclusive distributor of Honda and Acura motor vehicles, Honda motorcycles and power products and Honda
                      and Acura parts and accessories in the United States and
                      is a wholly owned subsidiary of Honda Motor Co., Ltd., a
                      Japanese corporation.

Owner Trustee.......  The Bank of New York (Delaware) (the "Owner Trustee").

Indenture Trustee...  Bankers Trust Company (the "Indenture Trustee" and,
                      together with the Owner Trustee, the "Trustees").

Securities            The Trust will issue four classes of Notes (each, a
 Offered............  "Class") pursuant to an indenture to be dated as of July
                      1, 1998 (the "Indenture"), between the Trust and the
                      Indenture Trustee, as follows: (i) $        aggregate
                      principal amount of    % Asset Backed Notes, Class A-1
                      (the "Class A-1 Notes"), (ii) $        aggregate principal
                      amount of    % Asset Backed Notes, Class A-2 (the "Class
                      A-2 Notes"), (iii) $      aggregate principal amount of
                        % Asset Backed Notes, Class A-3 (the "Class A-3 Notes")
                      and (iv) $        aggregate principal amount of    % Asset
                      Backed Notes, Class A-4 (the "Class A-4 Notes" and,
                      together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Notes"). Payments of principal
                      and interest on the Notes will be made in accordance with
                      the priorities set forth under "Certain Information
                      Regarding the Securities -- Distributions on the
                      Securities" -- Deposits to the Distribution Accounts;
                      Priority of Payments". The Notes will be secured by the
                      assets of the Trust (other than the Certificate
                      Distribution Account) pursuant to the Indenture.

                      The Trust will issue $        aggregate principal amount
                      of    % Asset Backed Certificates (the "Certificates" and,
                      together with the Notes, the "Securities") pursuant to an
                      amended and restated trust agreement to be dated as of
                      July   , 1998 (the "Trust Agreement"), between the Seller
                      and the Owner Trustee. The Certificates will represent
                      fractional undivided interests in the Trust. Payments in
                      respect of the Certificates will be subordinated to
                      payments on the Notes to the limited extent described
                      herein. The Certificates are not being offered hereby and
                      initially will be retained by the Seller.

                      Each Class of Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Definitive

                      Securities will be issued only under the limited circumstances described herein. See "Description of the Notes -- Book-Entry Registration" and "-- Definitive
                      Notes".

The Receivables.....  On the date of initial issuance of the Securities (the
                      "Closing Date"), pursuant to a sale and servicing
                      agreement to be dated as of July 1, 1998 (the "Sale and
                      Servicing Agreement"), among the Trust, the Seller and the
                      Servicer, the Trust will purchase from the Seller a pool
                      of retail installment sale contracts (the "Receivables")
                      secured by the new or used Honda and Acura motor vehicles
                      financed thereby (the "Financed Vehicles"). The
                      Receivables will be purchased by the Seller from AHFC
                      pursuant to a receivables purchase agreement, to be dated
                      as of July 1, 1998 (the "Receivables Purchase Agreement"),
                      between the Seller and AHFC, providing for such purchase
                      on or prior to the Closing Date. The Receivables will be
                      selected by AHFC from its portfolio of retail motor
                      vehicle installment sale contracts based upon the criteria to be specified in the Sale and Servicing Agreement and
                      described herein. As of July 1, 1998 (the "Cutoff Date"),
                      the Receivables had an aggregate unpaid principal balance
                      of $        (the "Cutoff Date Pool Balance"). Based on
                      Cutoff Date Pool Balance, the Receivables had a weighted
                      average annual percentage rate (the "APR") of
                      approximately    %, a weighted average original maturity
                      of approximately    months and a weighted average
                      remaining maturity of approximately    months. See "The
                      Receivables".

Distribution          Distributions of interest and principal on the Securities
 Dates..............  will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding
                      Business Day (each, a "Distribution Date"), commencing
                      August 17, 1998. Payments on the Securities on each
                      Distribution Date will be paid to the holders of record of the related Securities on the Business Day immediately
                      preceding such Distribution Date (each, a "Record Date").

                      A "Business Day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

                      To the extent not previously paid prior to such dates, the outstanding principal amount of (i) the Class A-1 Notes
                      will be payable on the           Distribution Date (the
                      "Class A-1 Final Distribution Date"), (ii) the Class A-2
                      Notes will be payable on the           Distribution Date
                      (the "Class A-2 Final Distribution Date"), (iii) the Class
                      A-3 Notes will be payable on the           Distribution
                      Date (the "Class A-3 Final Distribution Date") and (iv)
                      the Class A-4 Notes will be payable on the
                      Distribution Date (the "Class A-4 Final Distribution Date"
                      and, together with the Class A-1 Final Distribution Date,
                      the Class A-2 Final Distribution Date and the Class A-3
                      Final Distribution Date, the "Final Distribution Dates").

Terms of the          The principal terms of the Notes will be as described
 Notes..............  below:

A. Interest Rates...  Interest will be borne on (i) the Class A-1 Notes at the
                      rate of    % per annum (the "Class A-1 Rate"), (ii) the
                      Class A-2 Notes at the rate of

                      % per annum (the "Class A-2 Rate"), (iii) the Class A-3
                      Notes at the rate of   % per annum (the "Class A-3 Rate")
                      and (iv) the Class A-4 Notes at the rate of    % per annum
                      (the "Class A-4 Rate" and, together with the Class A-1
                      Rate, Class A-2 Rate and the Class A-3 Rate, the "Interest
                      Rates"). Interest on the Class A-1 Notes and the Class A-2
                      Notes will be calculated on the basis of the actual number of days in the related accrual divided by 360 and interest on the Class A-3 Notes and the Class A-4 Notes will be
                      calculated on the basis of a 360-day year consisting of
                      twelve 30-day months.

B. Interest.........  Interest on the outstanding principal amount of each Class of Notes will accrue at the related Interest Rate from and including the most recent Distribution Date on which
                      interest has been paid (or from and including the Closing
                      Date with respect to the first Distribution Date) to but
                      excluding the current Distribution Date (each, an "Accrual
                      Period"). Interest on the Notes for any Distribution Date
                      due but not paid on such Distribution Date will be due on
                      the immediately succeeding Distribution Date, together
                      with, to the extent permitted by applicable law, interest
                      on such shortfall at the related Interest Rate. See
                      "Description of the Notes -- Payments of Interest" and
                      "Certain Information Regarding the Securities --
                      Distributions on the Securities" -- Deposits to the
                      Distribution Accounts; Priority of Payments".

C. Principal........  On each Distribution Date, principal on the Notes will be payable, to the extent of the Principal Payment Amount, as follows: (i) on each Distribution Date until the Class A-1
                      Notes are paid in full, 100% of the Principal Payment
                      Amount to the Class A-1 Notes, (ii) on each Distribution
                      Date on or after the Distribution Date on which the Class
                      A-1 Notes have been paid in full and until the Adjustment
                      Time, after giving effect to any reduction in the
                      Principal Payment Amount by virtue of any payment pursuant to clause (i) above and any deposit into the Reserve Fund
                      or payment of interest to Certificateholders as described
                      under "Certain Information Regarding the Securities --
                      Distributions on the Securities -- Deposits to the
                      Distribution Accounts; Priority of Payments", 100% of the
                      remaining Principal Payment Amount to the Certificates,
                      (iii) on the Distribution Date on which the Adjustment
                      Time occurs, the remaining Principal Payment Amount to the
                      Notes and (iv) on each Distribution Date after the
                      Distribution Date on which the Adjustment Time occurs
                      until the Class A-4 Notes have been paid in full, 94% of
                      the Principal Payment Amount to the outstanding Notes. See
                      "Certain Information Regarding the Securities --
                      Distributions on the Securities -- Deposits to the
                      Distribution Accounts; Priority of Payments". The
                      "Adjustment Time" will be the first time that the
                      principal balance of the Certificates has been reduced to
                      6% of the principal balance of all outstanding Securities.
                      Allocations of principal payments will be made to the
                      Notes so that no principal payments will be made on the
                      (i) Class A-2 Notes until the Class A-1 Notes have been
                      paid in full, (ii) Class A-3 Notes until the Class A-1 and
                      Class A-2 Notes have been paid in full or (iii) Class A-4
                      Notes until the Class A-1, Class A-2 and Class A-3 Notes
                      have been paid in full.

                      Notwithstanding the foregoing, on each Distribution Date after the Notes have been accelerated following an Event of Default, the Notes will receive 100% of the Principal
                      Payment Amount until the Notes have been paid in full.
                      Such principal payments will be made to holders of record of the Notes (the "Noteholders") on a pro rata basis based on the principal balance of each Class of outstanding
                      Notes.

                      If the principal amount of a Class of Notes has not been paid in full prior to its Final Distribution Date, the Note Principal Distributable Amount for such Final
                      Distribution Date will include an amount sufficient to reduce the unpaid principal amount of such Class of Notes to zero on such Final Distribution Date. See "Description of the Notes -- Payments of Principal" and "Certain
                      Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts;
                      Priority of Payments".

D. Optional           In the event of an Optional Termination, each Class of
 Redemption.........  outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal
                      amount of such Class of Notes plus accrued interest
                      thereon at the related Interest Rate. See "Summary --
                      Optional Termination" and "Description of the Notes --
                      Optional Redemption".

Terms of the          The principal terms of the Certificates will be as
 Certificates.......  described below:

A. Interest.........  On each Distribution Date, the Owner Trustee or the Paying
                      Agent will distribute to holders of record of the
                      Certificates (the "Certificateholders") as of the related
                      Record Date accrued interest for the related Accrual
                      Period at the rate of    % per annum (the "Certificate
                      Rate") on the Certificate Balance as of the immediately
                      preceding Distribution Date (after giving effect to
                      distributions of principal to be made on such immediately
                      preceding Distribution Date) or, in the case of the first
                      Distribution Date, the Original Certificate Balance.
                      Interest on the Certificates will be calculated on the
                      basis of a 360-day year consisting of twelve 30-day
                      months. See "Description of the Certificates -- Distri-
                      butions of Interest" and "Certain Information Regarding
                      the Securities -- Distributions on the Securities" --
                      Deposits to the Distribution Accounts; Priority of
                      Payments".

                      The "Certificate Balance" will initially equal $
                      (the "Original Certificate Balance") and on any
                      Distribution Date will equal the Original Certificate
                      Balance reduced by all distributions of principal previously made in respect of the Certificates.
                      Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes to the extent described under "Description of the Certificates" and "Certain Information Regarding the Securities --
                      Distributions on the Securities".

B. Principal........  No principal will be paid on the Certificates until the
                      Distribution Date on which the principal amount of the
                      Class A-1 Notes has been reduced to zero. On such
                      Distribution Date and each Distribution Date thereafter,
                      principal on the Certificates will be payable, generally
                      to the extent of the Principal Payment Amount, as follows:
                      (i) on each Distribution Date on or after the Distribution
                      Date on which the Class A-1 Notes

                      have been paid in full, after giving effect to any payment of the Principal Payment Amount to pay the Class A-1 Notes in full and any reduction in the Principal Payment Amount by virtue of any deposit into the Reserve Fund or payment of interest to Certificateholders as described under "Description of the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts;
                      Priority of Payments", 100% of the remaining Principal
                      Payment Amount to the Certificates until the Adjustment
                      Time, (ii) on each Distribution Date after the Distribution Date on which the Adjustment Time occurs until the Class A-2, Class A-3 and Class A-4 Notes have been paid in full, 6% of the Principal Payment Amount, after giving effect to any reduction in the Principal
                      Payment Amount by virtue of any deposit into the Reserve
                      Fund or payment of interest to Certificateholders as described under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments", to the Certificates and (iii) on each Distribution Date thereafter, 100% of the Principal Payment Amount to the Certificates. See "Certain Information Regarding the
                      Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments".

                      Notwithstanding the foregoing, on each Distribution Date after the Notes have been accelerated following an Event of Default, the Certificates will not receive any of the Principal Payment Amount until the Notes have been paid in full.

C. Optional           In the event of an Optional Termination, the Certificates
 Prepayment.........  will be prepaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued
                      interest thereon at the Certificate Rate. See "Summary --
                      Optional Termination" and "Description of the Certificates
                      -- Optional Prepayment".

The Reserve Fund....  The Noteholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Receivables by the establishment of a
                      segregated trust account in the name of the Indenture
                      Trustee for the benefit of the Noteholders (the "Reserve
                      Fund").

                      The Reserve Fund will be funded by the Seller on the
                      Closing Date in an amount equal to $          (the
                      "Reserve Fund Initial Deposit"). On each Distribution
                      Date, any Available Funds remaining after all Trust Fees
                      and Expenses have been paid and after the Noteholders have been paid all interest and principal required to be paid
                      ("Excess Amounts") will be deposited in the Reserve Fund
                      to the extent necessary to maintain the amount on deposit
                      in the Reserve Fund at the Specified Reserve Fund Balance.
                      The "Specified Reserve Fund Balance" for any Distribution
                      Date will be $          until such time as the amount on
                      deposit in the Reserve Fund equals or exceeds the
                      aggregate unpaid principal amount of the Notes, at which
                      time the Specified Reserve Fund Balance will equal such
                      unpaid principal amount. On each Distribution Date, funds
                      will be withdrawn from the

                      Reserve Fund for distribution to Noteholders to cover any shortfalls in interest and principal required to be paid on the Notes. See "Certain Information Regarding the
                      Securities -- The Reserve Fund".

The Yield Supplement
 Account............  On or prior to the Closing Date, a yield supplement account will be established with the Indenture Trustee for the benefit of the Securityholders (the "Yield Supplement
                      Account"). The Yield Supplement Account is designed solely to supplement the interest collections on those
                      Receivables (the "Discount Receivables") that have APRs
                      which are less than the sum of (i) the Weighted Average
                      Interest Rate and (ii) the Servicing Fee Rate (the
                      "Required Rate").

                      The "Weighted Average Interest Rate" will mean, with respect to any calendar month (each, a "Collection
                      Period") and the related Distribution Date, a per annum rate equal to (i) the sum of (a) the product of the Interest Rate for each outstanding Class of Notes and the aggregate principal amount of such Class of Notes as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the aggregate initial principal amount of the Notes) and (b) the product of the Certificate Rate and the Certificate Balance as of the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Original Certificate
                      Balance) divided by (ii) the sum of the aggregate principal amount of the Notes and the Certificate Balance as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the aggregate initial principal amount of the Notes and the Original
                      Certificate Balance), in each case after giving effect to any principal payment made on such preceding Distribution
                      Date.

                      The Yield Supplement Account will be funded on the Closing
                      Date with an initial deposit in an amount (the "Yield
                      Supplement Account Deposit") to be specified in the Indenture.

                      On the Business Day immediately preceding each Distribution Date (each, a "Deposit Date"), the Indenture
                      Trustee shall withdraw from monies on deposit in the Yield
                      Supplement Account and deposit into the Collection Account to be included in amounts distributed on the related
                      Distribution Date (i) the aggregate amount by which one month's interest on the Principal Balance as of the first day of such Collection Period of each Discount Receivable
                      (other than a Discount Receivable that is a Defaulted
                      Receivable) at a rate equal to the Required Rate, exceeds one month's interest on such Principal Balance at the APR of each such Receivable (the "Yield Supplement Amount") and (ii) after giving effect to the withdrawal of the amount described in clause (i) above, the amount by which the amount on deposit in the Yield Supplement Account exceeds the maximum amount required to be on deposit therein on the related Distribution Date (collectively, the "Yield Supplement Withdrawal Amount"). On each
                      Distribution Date, the amount required to be on deposit in the Yield Supplement Account will decline and be equal to the sum of all Yield Supplement Amounts for all future
                      Distribution Dates, assuming that future scheduled pay-ments on the Discount Receivables are made on the date on which they are scheduled as being due. The amount on deposit in the Yield Supplement Account will decrease as payments are made with respect to the Yield Supplement Amount and funds in excess of the maximum required balance are released as described above. See "Certain Information Regarding the
                      Securities -- The Accounts -- The Yield Supplement
                      Account".

Advances............  On the Business Day immediately preceding each
                      Distribution Date (each, a "Deposit Date"), the Servicer
                      will advance to the Trust, in respect of each (i)
                      Precomputed Receivable, that portion, if any, of the
                      related Scheduled Payment that was not timely made (each,
                      a "Precomputed Advance") and (ii) Simple Interest
                      Receivable, an amount equal to the product of the
                      principal balance of such Receivable as of the first day
                      of the related Collection Period and one-twelfth of its
                      APR, minus the amount of interest actually received on
                      such Receivable during such Collection Period (each, a
                      "Simple Interest Advance" and, together with Precomputed
                      Advances, the "Advances"). If such calculation in respect
                      of a Simple Interest Receivable results in a negative
                      number, an amount equal to such negative number shall be
                      paid to the Servicer out of interest collections in
                      respect of the Receivables during the related Collection
                      Period in reimbursement of outstanding Simple Interest
                      Advances. The Servicer will be required to make an Advance only to the extent that it determines such Advance will be recoverable from future payments and collections on or in
                      respect of such Receivable. Upon the determination by the
                      Servicer that such reimbursement is unlikely, the Servicer will be entitled to recover Advances from payments and
                      collections on or in respect of other Receivables. See
                      "Certain Information Regarding the Securities --
                      Advances".

Servicing Fee.......  The Servicer will receive a monthly fee, payable on each
                      Distribution Date (the "Servicing Fee"), equal to
                      one-twelfth of the product of 1.00% (the "Servicing Fee
                      Rate") and the Pool Balance as of the first day of the
                      related Collection Period. The Servicer will be entitled
                      to receive additional servicing compensation in the form
                      of investment earnings on the amounts on deposit in the
                      Trust Accounts plus any late fees, prepayment charges and
                      other administrative fees and expenses or similar charges
                      received by the Servicer during such Collection Period.
                      See "Certain Information Regarding the Securities --
                      Servicing Compensation".

Optional              The Seller or the Servicer, or any successor to the
 Termination........  Servicer, may purchase all the Receivables on the
                      Distribution Date following the last day of any Collection
                      Period as of which the aggregate unpaid principal balance
                      of the Receivables is 10% or less of the Cutoff Date Pool
                      Balance, at a purchase price determined as described under
                      "Certain Information Regarding the Securities --
                      Termination". The exercise of such purchase option is
                      referred to herein as an "Optional Termination".

Ratings.............  It is a condition to the issuance of the Notes that the
                      Class A-1 Notes be rated P-1 by Moody's Investors Service,
                      Inc. ("Moody's") and A-1+ by Standard & Poor's Ratings
                      Services, a division of The McGraw-Hill Companies, Inc.
                      ("Standard & Poor's" and, together with Moody's, the

                      "Rating Agencies"), and that the Class A-2, Class A-3 and
                      Class A-4 Notes each be rated Aaa by Moody's and AAA by Standard & Poor's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the as-signing rating agency. The ratings on the Notes do not assess the likelihood that principal prepayments on the Receivables will occur, the degree to which the rate of such prepayments might differ from that originally anticipated or otherwise address the timing of distributions of principal on the Notes prior to their respective Final Distribution Dates. See "Rating of the
                      Notes".

Tax Status..........  In the opinion of counsel to the Seller, for both federal and California income tax purposes, the Notes will be
                      characterized as debt, and the Trust will not be
                      characterized as an association (or a publicly traded
                      partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note (or a beneficial interest
                      therein), will agree to treat the Notes as indebtedness.
                      See "Material Federal Income Tax Consequences" and
                      "Material California Income Tax Consequences".

ERISA                 Subject to the considerations discussed under "ERISA
 Considerations.....  Considerations", the Notes may, in general, be purchased by or on behalf of employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as
                      amended ("ERISA"). Any benefit plan fiduciary considering
                      purchase of the Notes should, among other things, consult
                      with its counsel in determining whether all required
                      conditions have been satisfied. See "ERISA
                      Considerations".

Legal Investment....  The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule
                      2a-7 of the Investment Company Act of 1940, as amended. A
                      money market fund should consult its legal advisors
                      regarding the eligibility of the Class A-1 Notes under
                      Rule 2a-7, the fund's investment policies and objectives
                      and an investment in the Class A-1 Notes.

                                  RISK FACTORS


    Prospective investors should consider the following risk facts in considering the purchase of Notes.


PERFECTED SECURITY INTERESTS IN THE FINANCED VEHICLES


    Pursuant to the Receivables Purchase Agreement, AHFC will sell and assign its security interests in the Financed Vehicles to the Seller and, pursuant to the Sale and Servicing Agreement, the Seller will sell and assign its security interests in the Financed Vehicles to the Trust. However, because of the administrative burden and expense, neither AHFC, the Seller nor the Trustees will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles in all states.



    If the protection provided to the Noteholders by the Reserve Fund and by the subordination of payments on the Certificates to the extent described herein is insufficient, the Noteholders will have to look to payments made by or on behalf of the obligors on or in respect of the Receivables (the "Obligors"), the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds of any Dealer Recourse to make distributions on the Notes. In such event, certain factors, such as the possibility that the Trust may not have a perfected security interest in the Financed Vehicles in all states, may affect the Trustee's ability to repossess and sell the collateral securing the Receivables or may limit the amount realized to less than the amount due by the related Obligors. Noteholders may thus be subject to delays in payment and may incur losses on their investment in the Notes as a result of defaults or delinquencies by Obligors and because of depreciation in the value of the related Financed Vehicles. See "Certain Information Regarding the Notes -- The Reserve Fund", "-- Insurance on Financed Vehicles" and "Certain Legal Aspects of the Receivables".


DELINQUENCIES, REPOSSESSIONS AND NET LOSSES


    The amount of net losses in AHFC's portfolio of new and used Honda and Acura motor vehicle retail installment sale contracts generally has increased as the portfolio has grown. As more fully described under "American Honda Finance Corporation -- Delinquency and Loan Loss Information", although total delinquencies and repossessions as a percentage of the principal balance of all outstanding installment sale contracts serviced by AHFC decreased for the fiscal year ended March 31, 1998 to 1.46%, a 39.2% decrease from the 2.40% level experienced for the fiscal year ended March 31, 1997 and net losses as a percentage of the principal amount outstanding increased to 0.91% for fiscal 1998 compared to from 0.78% for fiscal 1997. AHFC attributes the increased percentages to the effect of general economic conditions, which have resulted in increased losses in the consumer finance sector generally. If the protection provided to the Noteholders by the Reserve Fund and by the subordination of payments on the Certificates to the extent described herein is insufficient, as a result of defaults or delinquencies on the Receivables, the Noteholders could incur a loss on their investment.


                             FORMATION OF THE TRUST

GENERAL

    The Trust will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom; (ii) issuing the Notes and the Certificates; (iii) making payments on the Notes and the Certificates; and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

    On the Closing Date, the Seller will sell and assign the assets of the Trust to the Trust or the Owner Trustee. AHFC will act as Servicer of the Receivables and will be compensated for such services. To facilitate servicing and to minimize administrative burden and expense, pursuant to the Sale and Servicing Agreement, the Servicer will be appointed custodian for the Receivables and documents relating thereto by the Owner Trustee but will not physically segregate the Receivables from the other retail installment sale contracts owned or serviced by it nor amend the certificates of title to the Financed Vehicles to reflect the assignment of the security interest in the Financed Vehicles to the Trust, although the Servicer will stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust. In the absence of such an amendment, the Trust's security interest in the Financed Vehicles may not be perfected in all states. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables -- Security Interests in the Financed Vehicles".



    The Trust's principal offices will be in Wilmington, Delaware in care of The Bank of New York (Delaware), as Owner Trustee, at the address listed below under "The Owner Trustee".



CAPITALIZATION


    The following table illustrates the capitalization of the Trust as of the Closing Date, as if the issuance and sale of the Securities had taken place on such date:


Class A-1 Notes..........................................  $
Class A-2 Notes..........................................
Class A-3 Notes..........................................
Class A-4 Notes..........................................
Certificates.............................................
                                                           ---------
    Total................................................  $
                                                           ---------
                                                           ---------


THE OWNER TRUSTEE


    The Bank of New York (Delaware) will be the Owner Trustee under the Trust Agreement. The Bank of New York (Delaware) is a Delaware corporation and its Corporate Trust Office is located at White Clay Center, Route 273, Newark, Delaware 19711.


    The Owner Trustee will have the rights and duties set forth herein under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                             PROPERTY OF THE TRUST


    Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Trust. The property of the Trust will include, among other things, the Receivables and certain monies due thereunder on and after the Cutoff Date. The Receivables were originated by motor vehicle dealers (the "Dealers") in accordance with AHFC's requirements and subsequently purchased by AHFC. The Receivables evidence the indirect financing made available by AHFC to the related Obligors. On or before the Closing Date, AHFC will sell the Receivables to the Seller pursuant to the Receivables Purchase Agreement. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Sale and Servicing Agreement.


    During the term of the Sale and Servicing Agreement, neither the Seller nor AHFC may substitute any other retail installment sale contract for any Receivable sold to the Trust. The assets of the Trust will also include: (i) such amounts as from time to time may be held in the Trust Accounts; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (iv) the right to receive proceeds of Dealer Recourse, if any; (v) the rights of the Seller under the

Receivables Purchase Agreement and Sale and Servicing Agreement; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed on behalf of the Trust; and (vii) any and all proceeds of the foregoing. The Reserve Fund will be maintained for the benefit of the Noteholders and the Yield Supplement Account will be maintained for the benefit of the Securityholders.


    Pursuant to agreements between AHFC and the Dealers, each Dealer is obligated, after purchase by AHFC of retail installment sale contracts from such Dealer, to repurchase from AHFC such contracts which do not meet certain representations and warranties made by such Dealer (such Dealer repurchase obligations, "Dealer Recourse"). Such representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectability of such contracts. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, the Sale and Servicing Agreement will require that any recovery by AHFC pursuant to any Dealer Recourse be deposited in the Collection Account in satisfaction of its repurchase obligations under the Receivables Purchase Agreement. It is expected that substantially all sales by the Dealers of installment sale contracts to AHFC do not provide for recourse to the Dealer for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.

                                THE RECEIVABLES

PAYMENTS ON THE RECEIVABLES

    Except as otherwise described under "Selection Criteria", the scheduled monthly payment on each Receivable (each, a "Scheduled Payment") is a fixed level monthly payment which will amortize the full amount of the Receivable over its term. Each Receivable provides for allocation of payments according to (i) the "sum of periodic balances" or "sum of monthly payments" method (each, a "Rule of 78s Receivable"), (ii) the "actuarial" method (each, an "Actuarial Receivable" and, together with Rule of 78s Receivables, the "Precomputed Receivables") or (iii) the simple interest method (each, a "Simple Interest Receivable").

    Each Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated APR for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each Scheduled Payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Rule of 78s Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal.


    An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each Scheduled Payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the scheduled principal balance of the Receivable and an amount of principal equal to the remainder of the Scheduled Payment.



    All payments received by the Servicer on or in respect of Precomputed Receivables will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis, under which each Scheduled Payment, including the final Scheduled Payment, consists of an amount of interest equal to one-twelfth of the APR of such Receivable multiplied by the unpaid principal balance of such Receivable, and an amount of principal equal to the remainder of the Scheduled Payment. No adjustment will be made in the event of early or late payments, although in the latter case the Obligor will be subject to a late charge.

    Payments on Simple Interest Receivables will be applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

    In the event of a prepayment in full (voluntarily or by acceleration) of a Precomputed Receivable, a "rebate" will be made to the Obligor of that portion of the total amount of payments under such Receivable allocable to "unearned" finance charges. In the event of the prepayment in full (voluntarily or by acceleration) of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable will always be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.


    The amount of a rebate under a Rule of 78s Receivable calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis. However, Rule of 78s Receivables originated in certain states require rebates based on the actuarial method. Distributions to Noteholders will not be affected by Rule of 78s rebates under the Rule of 78s Receivables because pursuant to the Sale and Servicing Agreement such distributions will be determined using the actuarial method.


SELECTION CRITERIA


    The Receivables were purchased by AHFC from Dealers through its nationwide branch system in the ordinary course of business in accordance with AHFC's underwriting standards. See "American Honda Finance Corporation -- Underwriting of Motor Vehicle Loans". The Receivables were randomly selected from AHFC's portfolio of motor vehicle retail installment sale contracts that met the selection criteria described herein and under "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables". Such selection criteria included that (i) each Receivable is secured by a new or used Honda or Acura motor vehicle; (ii) each Receivable was originated in the United States and the Obligor is not a governmental agency; (iii) each Receivable provides for level Scheduled Payments that fully amortize the amount financed over its original term, except that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment; (iv) each
Receivable was originated prior to           , 199 ; (v) each Receivable had an
original term of     to     months and, as of the Cutoff Date, had a remaining
term to maturity of not less than     months and not more than     months; (vi)
each Receivable provides for the payment of a finance charge based on an APR
ranging from   % to   %; (vii) no portion of any payment on each Receivable
shall be more than 30 days past due as of the Cutoff Date; (viii) to the best knowledge of the Seller, no Receivable shall be due from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; and (ix) no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date. This Prospectus contains a summary of the material terms of the Receivables.



    The Receivables represent financing of new and used Honda and Acura motor vehicles manufactured by Honda Motor Co., Ltd. and its affiliates. Based on
Cutoff Date Pool Balance,     % and     % of the Receivables represented
financing of Honda motor vehicles and Acura motor vehicles, respectively, and
     % and      % of the Receivables represented financing of new and used motor vehicles, respectively. Based on the addresses of the originating Dealers, the
Receivables were originated in      states.

    The composition, distribution by APR and geographical distribution of the Receivables are as set forth in the following tables.

                         COMPOSITION OF THE RECEIVABLES

Aggregate Cutoff Date Principal Balance.....................  $
Number of Receivables.......................................
Average Cutoff Date Principal Balance.......................  $
Average Original Amount Financed............................  $
  Range of Original Amounts Financed........................  $      to $
Weighted Average APR (1)....................................  %
  Range of APRs.............................................  % to   %
Weighted Average Original Maturity (1)......................  months
  Range of Original Maturities..............................  months to    months
Weighted Average Remaining Maturity (1).....................  months
  Range of Remaining Maturities as of the Cutoff Date.......  months to    months

--------------

    (1) Weighted by Principal Balance as of the Cutoff Date.

                     DISTRIBUTION OF THE RECEIVABLES BY APR


                                                          PERCENTAGE OF                     PERCENTAGE OF
                                                            AGGREGATE       CUTOFF DATE      CUTOFF DATE
                                              NUMBER OF     NUMBER OF        PRINCIPAL          POOL
RANGE OF APRS                                RECEIVABLES   RECEIVABLES        BALANCE          BALANCE
-------------------------------------------  -----------  -------------  -----------------  -------------
 1.000% to  1.999%.........................                           %  $                              %
 2.000% to  2.999%.........................
 3.000% to  3.999%.........................
 4.000% to  4.999%.........................
 5.000% to  5.999%.........................
 6.000% to  6.999%.........................
 7.000% to  7.999%.........................
 8.000% to  8.999%.........................
 9.000% to  9.999%.........................
10.000% to 10.999%.........................
11.000% to 11.999%.........................
12.000% to 12.999%.........................
13.000% to 13.999%.........................
14.000% to 14.999%.........................
15.000% to 15.999%.........................
16.000% to 16.999%.........................
17.000% to 17.999%.........................
18.000% to 18.999%.........................
19.000% to 19.999%.........................
20.000% to 20.999%.........................
                                             -----------  -------------  -----------------  -------------
  Total....................................                     100.00%(1) $                      100.00%(1)
                                             -----------  -------------  -----------------  -------------
                                             -----------  -------------  -----------------  -------------


--------------


(1) Percentages may not add up to 100% due to rounding.

                    DISTRIBUTION OF THE RECEIVABLES BY STATE


                                                             PERCENTAGE OF
                                                              CUTOFF DATE
                                             CUTOFF DATE         POOL
STATE(1)                                  PRINCIPAL BALANCE     BALANCE
----------------------------------------  -----------------  -------------
Alabama.................................  $                              %
Alaska..................................
Arizona.................................
Arkansas................................
California..............................
Colorado................................
Connecticut.............................
Delaware................................
District of Columbia....................
Florida.................................
Georgia.................................
Hawaii..................................
Idaho...................................
Illinois................................
Indiana.................................
Iowa....................................
Kansas..................................
Kentucky................................
Louisiana...............................
Maine...................................
Maryland................................
Massachusetts...........................
Michigan................................
Minnesota...............................
Mississippi.............................
Missouri................................
Montana.................................
Nebraska................................
Nevada..................................
New Hampshire...........................
New Jersey..............................
New Mexico..............................
New York................................
North Carolina..........................
North Dakota............................
Ohio....................................
Oklahoma................................
Oregon..................................
Pennsylvania............................
Rhode Island............................
South Carolina..........................
South Dakota............................
Tennessee...............................
Texas...................................
Utah....................................
Vermont.................................
Virginia................................
Washington..............................
West Virginia...........................
Wisconsin...............................
Wyoming.................................
                                          -----------------  -------------
  Total.................................  $                        100.00%(2)
                                          -----------------  -------------
                                          -----------------  -------------


--------------
(1) Based on the addresses of the originating Dealers.


(2) Percentages may not add up to 100% due to rounding.

                       WEIGHTED AVERAGE LIFE OF THE NOTES



    The weighted average life of the Notes will generally be influenced by the rate at which the principal balances of the Receivables are paid, which payment may be in the form of scheduled amortization or prepayments.



    All of the Receivables are prepayable at any time without any penalty. However, partial prepayments on Precomputed Receivables made by Obligors will not be distributed on the Distribution Date following the Collection Period in which they were received but will be retained and applied towards payments due in one or more future Collection Periods. See "Certain Information Regarding the Securities -- Collections". If prepayments in full are received on Precomputed Receivables or if full or partial prepayments are received on Simple Interest Receivables, the actual weighted average life of the Receivables can be shorter than the scheduled weighted average life, which is calculated based on the assumption that payments will be made as scheduled and that no such prepayments in full will be made. For this purpose, the term "prepayments in full" includes, among other items, voluntary prepayments in full by Obligors, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies, repurchases by the Seller or the Servicer, as the case may be, of certain Receivables and the sale of the Receivables and other property of the Trust following the occurrence of certain specified Events of Default, as described herein. Weighted average life means the average amount of time during which each dollar of principal of a Receivable is outstanding. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer a Financed Vehicle without the consent of the Servicer. Any reinvestment risk resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Noteholders will be borne entirely by the Noteholders. In addition, early retirement of the Securities may be effected by the exercise of the option of the Seller or the Servicer, or any successor to the Servicer, to purchase all of the Receivables remaining in the Trust in connection with an Optional Termination. See "Certain Information Regarding the Securities -- Termination".


    No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. AHFC maintains limited records of the historical prepayment experience of the motor vehicle retail installment sale contracts included in its portfolio and its experience is insufficient to draw any specific conclusions with respect to the expected rates of prepayments in full on the Receivables. AHFC is not aware of any publicly available statistics for the entire auto finance industry on an aggregate basis that set forth principal prepayment experience for retail installment sale contracts similar to the Receivables over an extended period of time.


    Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used herein, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.



    In light of the foregoing considerations, there can be no assurance as to the amount of principal payments to be made on the Notes on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Receivables during the related Collection Period. Unless the Notes have been accelerated following an Event of Default, no principal payments will be made on the (i) Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) Class A-3 Notes until the Class A-1 and Class A-2 Notes have been paid in full and (iii) the Class A-4 Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. Additionally, no principal payments will be made on the Certificates until the Class A-1 Notes have been paid in full.

    Because the rate of distribution of principal on the Notes will depend on the rate of payment (including prepayments) on the Receivables, the final distribution on each Class of Notes could occur significantly earlier than the related Final Distribution Date. Any reinvestment risk resulting from a faster or slower incidence of payments on the Receivables will be borne entirely by the related Noteholders.



    The tables captioned "Percent of Initial Class A-1 Note and Class A-2 Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class A-3 Note and Class A-4 Note Principal Balance at Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables. The ABS Tables assume that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month) and (d) an Optional Termination occurs, causing a redemption of the Class A-4 Notes. The ABS Tables indicate the projected weighted average life of each Class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.



    The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level of scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original number of scheduled payments and remaining number of scheduled payments as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. Each hypothetical pool has an assumed cutoff date of the Cutoff Date.



                                AGGREGATE                         REMAINING TERM TO
                                PRINCIPAL                             MATURITY                SEASONING
POOL                             BALANCE       CONTRACT RATE         (IN MONTHS)             (IN MONTHS)
---------------------------  ----------------  -------------  -------------------------  -------------------
1                              $                          %
2                              $                          %
3                              $                          %
4                              $                          %



    The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.



    THE FOLLOWING ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

   PERCENT OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE PRINCIPAL BALANCES AT
                            VARIOUS ABS PERCENTAGES


                                                                                                                CLASS A-2
                                                                      CLASS A-1 NOTES                             NOTES
                                              ---------------------------------------------------------------  -----------
DISTRIBUTION DATE                                0.5%         1.0%         1.5%         1.7%         2.0%         0.5%
--------------------------------------------     -----        -----        -----        -----        -----        -----
Closing Date................................         100%         100%         100%         100%         100%         100%
August 1998.................................
September 1998..............................
October 1998................................
November 1998...............................
December 1998...............................
January 1999................................
February 1999...............................
March 1999..................................
April 1999..................................
May 1999....................................
June 1999...................................
July 1999...................................
August 1999.................................
September 1999..............................
October 1999................................
November 1999...............................
December 1999...............................
January 2000................................
February 2000...............................
March 2000..................................
April 2000..................................
May 2000....................................
June 2000...................................
July 2000...................................
August 2000.................................
September 2000..............................
October 2000................................
November 2000...............................
December 2000...............................
January 2001................................
February 2001...............................
March 2001..................................
April 2001..................................
May 2001....................................
June 2001...................................
July 2001...................................
August 2001.................................
September 2001..............................
October 2001................................
November 2001...............................
December 2001...............................
January 2002................................
February 2002...............................
March 2002..................................
April 2002..................................
May 2002....................................
June 2002...................................
July 2002...................................
August 2002.................................
September 2002..............................
October 2002................................
November 2002...............................
December 2002...............................
Weighted Average Life (years)(1)............

DISTRIBUTION DATE                                1.0%         1.5%         1.7%         2.0%
--------------------------------------------     -----        -----        -----        -----
Closing Date................................         100%         100%         100%         100%
August 1998.................................
September 1998..............................
October 1998................................
November 1998...............................
December 1998...............................
January 1999................................
February 1999...............................
March 1999..................................
April 1999..................................
May 1999....................................
June 1999...................................
July 1999...................................
August 1999.................................
September 1999..............................
October 1999................................
November 1999...............................
December 1999...............................
January 2000................................
February 2000...............................
March 2000..................................
April 2000..................................
May 2000....................................
June 2000...................................
July 2000...................................
August 2000.................................
September 2000..............................
October 2000................................
November 2000...............................
December 2000...............................
January 2001................................
February 2001...............................
March 2001..................................
April 2001..................................
May 2001....................................
June 2001...................................
July 2001...................................
August 2001.................................
September 2001..............................
October 2001................................
November 2001...............................
December 2001...............................
January 2002................................
February 2002...............................
March 2002..................................
April 2002..................................
May 2002....................................
June 2002...................................
July 2002...................................
August 2002.................................
September 2002..............................
October 2002................................
November 2002...............................
December 2002...............................
Weighted Average Life (years)(1)............


------------------


(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

   PERCENT OF INITIAL CLASS A-3 NOTE AND CLASS A-4 NOTE PRINCIPAL BALANCES AT
                              VARIOUS ABS PERCENTAGES


                                                                                                                CLASS A-4
                                                                      CLASS A-3 NOTES                             NOTES
                                              ---------------------------------------------------------------  -----------
DISTRIBUTION DATE                                0.5%         1.0%         1.5%         1.7%         2.0%         0.5%
--------------------------------------------     -----        -----        -----        -----        -----        -----
Closing Date................................         100%         100%         100%         100%         100%         100%
August 1998.................................
September 1998..............................
October 1998................................
November 1998...............................
December 1998...............................
January 1999................................
February 1999...............................
March 1999..................................
April 1999..................................
May 1999....................................
June 1999...................................
July 1999...................................
August 1999.................................
September 1999..............................
October 1999................................
November 1999...............................
December 1999...............................
January 2000................................
February 2000...............................
March 2000..................................
April 2000..................................
May 2000....................................
June 2000...................................
July 2000...................................
August 2000.................................
September 2000..............................
October 2000................................
November 2000...............................
December 2000...............................
January 2001................................
February 2001...............................
March 2001..................................
April 2001..................................
May 2001....................................
June 2001...................................
July 2001...................................
August 2001.................................
September 2001..............................
October 2001................................
November 2001...............................
December 2001...............................
January 2002................................
February 2002...............................
March 2002..................................
April 2002..................................
May 2002....................................
June 2002...................................
July 2002...................................
August 2002.................................
September 2002..............................
October 2002................................
November 2002...............................
December 2002...............................
Weighted Average Life (years)(1)............

DISTRIBUTION DATE                                1.0%         1.5%         1.7%         2.0%
--------------------------------------------     -----        -----        -----        -----
Closing Date................................         100%         100%         100%         100%
August 1998.................................
September 1998..............................
October 1998................................
November 1998...............................
December 1998...............................
January 1999................................
February 1999...............................
March 1999..................................
April 1999..................................
May 1999....................................
June 1999...................................
July 1999...................................
August 1999.................................
September 1999..............................
October 1999................................
November 1999...............................
December 1999...............................
January 2000................................
February 2000...............................
March 2000..................................
April 2000..................................
May 2000....................................
June 2000...................................
July 2000...................................
August 2000.................................
September 2000..............................
October 2000................................
November 2000...............................
December 2000...............................
January 2001................................
February 2001...............................
March 2001..................................
April 2001..................................
May 2001....................................
June 2001...................................
July 2001...................................
August 2001.................................
September 2001..............................
October 2001................................
November 2001...............................
December 2001...............................
January 2002................................
February 2002...............................
March 2002..................................
April 2002..................................
May 2002....................................
June 2002...................................
July 2002...................................
August 2002.................................
September 2002..............................
October 2002................................
November 2002...............................
December 2002...............................
Weighted Average Life (years)(1)............


------------------


(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

                                USE OF PROCEEDS


    The net proceeds from the sale of the Notes (I.E., the proceeds of the public offering of the Notes minus expenses relating thereto) will be applied by the Seller to the purchase of the Receivables from AHFC.


                                   THE SELLER

    The Seller was incorporated in the State of California in August 1992 as a wholly owned, limited purpose finance subsidiary of AHFC. The principal executive offices of the Seller are located at 700 Van Ness Avenue, Torrance, California 90501 and its telephone number is (310) 781-4100.

    The Seller was organized primarily for the purpose of acquiring installment sale contracts similar to the Receivables and associated rights from AHFC, causing the issuance of securities similar to the Securities and engaging in related transactions. The Seller's articles of incorporation limit the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for such purposes.

                       AMERICAN HONDA FINANCE CORPORATION

GENERAL


    AHFC was incorporated in the State of California in February 1980. AHFC provides wholesale and retail financing to authorized dealers of Honda and Acura automobiles, minivans, sport utility vehicles and light-duty trucks, Honda motorcycles (including scooters and all terrain vehicles) and Honda power equipment, such as lawn and utility tractors, lawnmowers, snow throwers, water pumps, portable outboard motors, outboard marine engines and generators, and their customers in the United States and Canada. AHFC also offers retail leasing for Honda and Acura motor vehicles throughout the United States and Canada, and administers the sale of vehicle service contracts for AHMC throughout the United States.


    AHFC is a wholly owned subsidiary of AHMC, a California corporation that is the sole authorized distributor of Honda and Acura motor vehicles, power equipment, parts and accessories in the United States. AHMC is a wholly owned subsidiary of Honda Motor Co., Ltd., a Japanese corporation which is a worldwide manufacturer and distributor of motor vehicles and power equipment.

    The principal executive offices of AHFC are located at 700 Van Ness Avenue, Torrance,
California 90501. Its telephone number is (310) 781-4100.

UNDERWRITING OF MOTOR VEHICLE LOANS


    AHFC purchases retail installment sale contracts and conditional sales agreements (collectively, "installment sale contracts") secured by new and used Honda and Acura motor vehicles from approximately 1,255 Dealers located throughout the United States. In keeping with the practice of AHFC, the Receivables were originated by Dealers in accordance with AHFC's requirements under existing agreements with such Dealers. The Receivables were purchased in accordance with AHFC's underwriting standards, which emphasize the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the automobile to be financed.


    Applications submitted to AHFC must list sufficient information to process the application, including the applicant's income, residential status, monthly mortgage or rent payment, bank account(s) and other personal information. Upon receipt of an application, AHFC obtains a credit report from an independent credit bureau. The credit report is reviewed by AHFC to determine the applicant's current credit status and past credit performance. Factors considered negative generally include past due credit, repossessions, loans charged off by other lenders and previous bankruptcy. Positive factors such as amount of credit and favorable payment history are also considered.

    The credit decision is made utilizing a credit scoring system and other considerations. The credit scoring system includes an assessment of residence and employment stability and credit bureau information. Other considerations include income requirements and the ratio of income to total debt. An assessment is made of the relative degree of credit risk indicated by these criteria and the decision to grant or deny credit is made at the appropriate management level. The system will recommend approval of applicants scoring above a predetermined threshold and will recommend rejection for scores below that level, although the underwriting staff for the appropriate region has the ultimate approval or rejection authority.

    AHFC's retail installment sale contract requires that obligors maintain specific levels and types of insurance coverage, including physical damage insurance, to protect the related financed vehicle against loss. At the time of purchase, an obligor signs a statement which indicates that he either has or will have the necessary insurance, and which shows the name and address of the insurance company along with a description of the type of coverage. Obligors are generally required to provide AHFC with evidence of compliance with the foregoing insurance requirements; however, AHFC performs no ongoing verification of such insurance coverage.

    The amount of a retail installment sale contract secured by a new or used Honda or Acura motor vehicle generally will not exceed 120% of the dealer invoice cost of the related vehicle plus optional features at the dealer cost, sales tax, title and registration fees, insurance premiums for credit life and credit disability insurance and certain fees for extended service contracts.

SERVICING OF MOTOR VEHICLE LOANS

    AHFC considers a retail installment sale contract to be past due or delinquent for servicing and enforcement of collection purposes when the obligor fails to make a scheduled payment by the related due date; any portion of a scheduled payment not paid on the related due date automatically becomes due with the next scheduled payment. A computer generated delinquency notice is mailed to the obligor on the eleventh day of delinquency and a follow up telephone call is made on the fifteenth day of delinquency. If the delinquent contract cannot be brought current or completely collected within approximately 60 days, AHFC generally attempts to repossess the related vehicle. Repossessed vehicles are held in inventory to comply with statutory requirements and then are sold (generally within 60 days after repossession). Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the related contract are pursued by AHFC to the extent practicable and legally permitted. See "Certain Legal Aspects of the Receivables -- Deficiency Judgments and Excess Proceeds". Obligors are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.


DELINQUENCY, REPOSSESSION AND LOAN LOSS INFORMATION



    Set forth below is certain information concerning AHFC's experience with respect to its portfolio of new and used Honda and Acura motor vehicle installment sale contracts, which includes contracts that have been sold but are still being serviced by AHFC. Credit losses are an expected cost in the business of extending credit and are considered in AHFC's rate-setting process. AHFC's strategy is to minimize credit losses while providing financing support for the sale of Honda and Acura motor vehicles. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for motor vehicles.


    AHFC establishes an allowance for expected credit losses and deducts amounts reflecting charged-off installment sale contracts against such allowance. For retail financing, the account balance related to an installment sale contract is charged against the allowance for credit losses when the contract has been delinquent for 120 days, unless AHFC has repossessed the collateral associated with the contract. In such cases, the account balances are not charged against the allowance for credit losses until either AHFC has sold the repossessed collateral or has held it in repossession inventory for more than 90 days. Any recoveries from charge offs related to an installment sale contract are credited to the allowance.

    The data presented in the following tables are for illustrative purposes only. There is no assurance that AHFC's delinquency, credit loss and repossession experience with respect to installment sale contracts in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. See "Risk Factors -- Delinquencies, Repossessions and Net Losses".

                     HISTORICAL DELINQUENCY EXPERIENCE (1)


                                                                                 AT MARCH 31,
                                                          ----------------------------------------------------------
                                                             1998        1997        1996        1995        1994
                                                          ----------  ----------  ----------  ----------  ----------
                                                                            (DOLLARS IN THOUSANDS)
Principal Amount Outstanding (2)........................  $2,929,360  $2,486,957  $2,149,145  $1,396,919  $1,027,492
Delinquencies (3)
  30-59 Days............................................  $   29,330  $   37,070  $   19,222  $   12,727  $    7,158
  60-89 Days............................................       4,400       6,327       2,937       1,573         748
  90 or More Days.......................................       1,699       2,911       1,322         636         301
Repossessions (4).......................................       7,438      13,334       5,423       3,412       2,098
                                                          ----------  ----------  ----------  ----------  ----------
Total Delinquencies and Repossessions...................  $   42,866  $   59,642  $   28,904  $   18,349  $   10,305
Total Delinquencies and Repossessions as a Percentage of
  Principal Amount Outstanding..........................        1.46%       2.40%       1.35%       1.31%       1.00%


------------------

(1) Includes contracts that have been sold but are still being serviced by AHFC.

(2) Remaining principal balance and unearned finance charges for all outstanding contracts.


(3) The period of delinquency is based on the number of days more than 40% of a scheduled payment is contractually past due.


(4) Amounts shown represent the outstanding principal balance for contracts for which the related vehicle had been repossessed and not yet liquidated.

                NET CREDIT LOSS AND REPOSSESSION EXPERIENCE (1)


                                                              AT OR FOR THE YEAR ENDED MARCH 31,
                                                ---------------------------------------------------------------
                                                     1998           1997        1996        1995        1994
                                                ---------------  ----------  ----------  ----------  ----------
                                                                    (DOLLARS IN THOUSANDS)
Principal Amount Outstanding (2)..............  $ 2,929,360      $2,486,957  $2,149,145  $1,396,919  $1,027,492
Average Principal Amount Outstanding (3)......  $ 2,675,524      $2,545,288  $1,842,750  $1,173,715  $  995,606
Number of Contracts Outstanding...............      278,261         235,521     190,042     126,046      97,783
Average Number of Contracts Outstanding (3)...      252,723         228,287     162,955     109,142      93,580
Number of Repossessions.......................        3,576           3,166       2,175       1,551       1,069
Number of Repossessions as a Percentage of the
  Average Number of Contracts Outstanding.....         1.42%           1.39%       1.34%       1.42%       1.14%
Gross Charge-Offs (4).........................  $    32,598      $   25,857  $   14,701  $    7,927  $    5,555
Recoveries (5)................................  $     8,245      $    6,014  $    3,940  $    2,904  $    1,891
                                                ---------------  ----------  ----------  ----------  ----------
Net Losses....................................  $    24,353      $   19,843  $   10,761  $    5,023  $    3,664
Net Losses as a Percentage of Average
  Principal Amount Outstanding................         0.91%           0.78%       0.58%       0.43%       0.37%


------------------

(1) Includes contracts that have been sold but are still being serviced by AHFC.

(2) Remaining principal balance and unearned finance charges for all outstanding contracts.

(3) Average of the loan balance or number of contracts, as the case may be, outstanding at the end of each quarter during the fiscal year.

(4) Amount charged off is the remaining principal balance, excluding any expenses associated with collection, repossession or disposition of the related vehicle, plus earned but not yet received finance charges, net of any proceeds collected prior to charge-off.

(5) Proceeds received on previously charged-off contracts.


    Total delinquencies and repossessions as a percentage of the principal amount outstanding for contracts serviced by AHFC decreased during the fiscal year ended March 31, 1998 to 1.46%, which represents a 39.2% decrease from the 2.40% experienced during the fiscal year ended March 31, 1997, which followed a 77.8% increase over the 1.35% experienced during the fiscal year ended March 31, 1996. The increase in total delinquencies and repossessions as a percentage of the principal balance of outstanding installment sale contracts serviced by AHFC for the fiscal year ended March 31, 1997 resulted primarily from an increase in the number of bankruptcies and a decline in general economic conditions, including a weaker market for sales of used vehicles. As a result, AHFC's inventory of repossessed vehicles was larger until the used vehicle resale market strengthened during the latter part of the fiscal year ending March 31, 1998.



    Net losses as a percentage of the average principal amount outstanding increased from 0.58% for the fiscal year ended March 31, 1996 to 0.78% for fiscal year ended March 31, 1997 and 0.91% for fiscal year ended March 31, 1998, which represents increases of 34.9%, 34.5% and 16.7%, respectively. AHFC attributes these increases to the effect of the general economic conditions referenced above, which have resulted in increased losses in the consumer finance sector generally.

                      POOL FACTORS AND TRADING INFORMATION


    The "Note Pool Factor" for each Class of Notes will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date with respect to the Notes indicating the unpaid principal amount of such Class of Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of such Class of Notes. The "Certificate Pool Factor" for the Certificates will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date with respect to the Certificates indicating the remaining Certificate Balance, after giving effect to distributions to be made on such Distribution Date, as a fraction of the Original Certificate Balance. Each Note Pool Factor and the Certificate Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable Class of Notes, or the reduction in the Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related Class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination.



    Noteholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance, each Note Pool Factor, the Certificate Pool Factor and various other items of information. In addition, Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Securityholders".


                            DESCRIPTION OF THE NOTES

GENERAL


    The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. Copies of the Indenture (without exhibits) may be obtained by Noteholders upon request in writing to the Indenture Trustee at its Corporate Trust Office. The following summary describes the material terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.


PAYMENTS OF INTEREST


    Interest on the outstanding principal amount of each Class of Notes will accrue during each Accrual Period at the applicable Interest Rate and will be payable to the Noteholders of such Class on the related Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest payments on the Notes generally will be made from the Available Amount and from amounts on deposit in the Reserve Fund after all accrued and unpaid Trustees' fees and other administrative fees of the Trust and payment of all applicable servicing compensation to the Servicer (collectively, "Trust Fees and Expenses") have been paid. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments".



    Interest payments to all Classes of Notes will have the same priority. Under certain circumstances, the amount available for interest payments on any Distribution Date could be less than the amount of interest due on the Notes, in which case each Class of Notes will receive their ratable share (based on the aggregate amount of interest due on such Class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes, and an Event of Default will occur if the full amount of interest due is not paid within five days.

PAYMENTS OF PRINCIPAL



    Until the Notes have been paid in full, principal payments to Noteholders will be made on each Distribution Date in the amount and order of priority described under "Summary -- Terms of the Notes -- Principal" and "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments". Principal payments on the Notes generally will be made from the Available Amount and from amounts on deposit in the Reserve Fund after all Trust Fees and Expenses have been paid and after the Note Interest Distributable Amount has been distributed to Noteholders.



    The principal amount of each Class of Notes, to the extent not previously paid, will be payable on the related Final Distribution Date. The actual Distribution Date on which the outstanding principal amount of any Class of Notes is paid may be significantly earlier than its Final Distribution Date based on a variety of factors, including the factors described under "Weighted Average Life of the Notes".


OPTIONAL REDEMPTION

    Each Class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Termination. The redemption price will equal the unpaid principal amount of such Class of Notes plus accrued interest thereon at the applicable Interest Rate. See "Certain Information Regarding the Securities -- Termination".

THE INDENTURE TRUSTEE


    Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee is a Delaware banking corporation and its Corporate Trust Office is located at Four Albany Street, 10th Floor, New York, New York 10006.


    The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and " -- Duties of the Trustees".

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT


    "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on the Notes of any Class when the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of the Notes of any Class when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of Notes evidencing at least 25% of the voting interests thereof, voting together as a single class; and (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust. However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account and amounts on deposit in the Reserve Fund. Therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the related Final Distribution Date.


    Upon the occurrence of an Event of Default, the Indenture Trustee may, or if so requested in writing by holders of Notes evidencing a majority of the voting interests thereof, voting together as a single class, shall, declare the Notes to be immediately due and payable. Notwithstanding the foregoing, such declaration may, under certain circumstances, be rescinded by the holders of Notes evidencing a majority of the voting interests thereof, voting together as a single class.

    If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on the property of the Trust, exercise remedies as a secured party, sell the Receivables and other property of the Trust or elect to have the Trust maintain possession and continue to apply collections on or in respect of the Receivables as if there had been no event of acceleration. Notwithstanding the foregoing, the Indenture Trustee will be prohibited from selling the Receivables and other property of the Trust following an Event of Default, other than a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note, unless (i) holders of Notes evidencing 100% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation, (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of Notes evidencing 66 2/3% of the voting interests thereof, voting together as a single class.



    In the event of the sale of the property of the Trust following the occurrence of an Event of Default, the proceeds of such sale will be distributed first to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the Indenture; second, to the Servicer for amounts due in respect of unpaid Servicing Fees; third, to the Noteholders for interest which is due and unpaid; and fourth, to the Noteholders for principal which is due and unpaid. Any remaining amounts will be distributed to the Certificateholders for amounts due and unpaid in accordance with the Trust Agreement and the Sale and Servicing Agreement.



    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all holders of outstanding Notes.



    No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of Notes evidencing at least 25% of the voting interests thereof, voting together as a single class, have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a single class.

CERTAIN COVENANTS


    The Indenture will provide that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia and such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(ii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iii) each Rating Agency delivers a letter to the Trustees to the effect that such consolidation or merger will not result in a qualification, reduction or withdrawal of its then-current rating on any Class of Notes, (iv) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder, (v) any action that is necessary to maintain the lien and security interest created by the Indenture shall have been taken and
(vi) the trust has received an officer's certificate and an opinion of counsel stating that such consolidation or merger and such supplemental indenture comply with the terms of the Indenture and all conditions precedent provided in the Indenture relating to such transaction have been taken.


    The Trust will not, among other things, (i) except as expressly permitted by the Indenture, Sale and Servicing Agreement or certain related documents with respect to the Trust, sell, transfer, exchange or otherwise dispose of any of its assets, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.

SATISFACTION AND DISCHARGE OF INDENTURE

    The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all the Notes.

ADDITIONAL INFORMATION

    Certain additional information regarding the Indenture and the Indenture Trustee may be found under "Certain Information Regarding the Securities -- Evidence as to Compliance -- The Indenture" and " -- Amendment -- Amendment of the Indenture".


BOOK-ENTRY REGISTRATION



    Each Class of Notes will be offered for purchase in denominations of $1,000 and integral multiples thereof in book-entry form. Each Class of Notes will initially be represented by certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). No beneficial owner of a Note (a "Note Owner") will be entitled to receive a certificate representing such owner's interest, except as set forth below. Unless and until Notes are issued in fully registered certificated form ("Definitive Notes") under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of the related Note Owners in accordance with DTC procedures. Note Owners will only be permitted to exercise the rights of Noteholders indirectly through DTC and its Participants, as more fully described below.

    Note Owners may hold beneficial interests in the related Notes through DTC (in the United States), or Cedel Bank, societe anonyme ("CEDEL") or Euroclear (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the participants in CEDEL ("CEDEL Participants") and Euroclear ("Euroclear Participants"), respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the names of the Depositaries on the books of DTC. For additional information regarding clearance and settlement procedures, see Annex I hereto.



    DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.



    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.



    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of CEDEL or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). CEDEL or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.



    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participants or Euroclear Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.



    Note Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, Notes may do so only through DTC Participants and Indirect Participants. DTC Participants will receive a credit for the related Notes on DTC's records. The ownership interest of each Note Owner will in turn be recorded on the respective records of Participants and Indirect Participants. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Notes will be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners.



    To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Note Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the Note Owners. DTC Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.



    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants and by DTC Participants and Indirect Participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.



    Neither DTC nor Cede will consent or vote with respect to the Notes. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Indenture Trustee or the Owner Trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote. The Omnibus Proxy will assign Cede's consenting or voting rights to those DTC Participants to whose accounts the related Notes will be credited on that record date (identified in a listing attached to the Omnibus Proxy).



    Payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings of Notes shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect Participants to Note Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant or Indirect Participant and not of DTC, the Indenture Trustee or the Seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to Note Owners will be the responsibility of DTC Participants and Indirect Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect Participants or Note Owners.



    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.



    DTC has advised the Seller that it will take any action permitted to be taken by a Noteholder under the related Indenture only at the direction of one or more DTC Participants to whose accounts with DTC the applicable Notes or Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.



    Except as required by law, none of the Administrator, the Servicer, the Seller, the Indenture Trustee or the Owner Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.



    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for CEDEL Participants and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.



    The Euroclear System was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.



    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.



    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.



    Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences". CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the related agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.



    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Notes to the owners thereof or their nominees in the manner described under "-- Definitive Notes".



DEFINITIVE NOTES



    Definitive Notes representing any Class of Notes will be issued to the related Note Owners rather than to DTC, only if (i) DTC is no longer willing or able to discharge its responsibilities as depository with respect to the Notes, and neither the Indenture Trustee nor the Administrator is able to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after an Event of Default or Servicer Default, as described under "-- Events of Default; Rights Upon Event of Default" and "Certain Information Regarding the Securities -- Servicer Default", Note Owners evidencing not less than 51% of the voting interests of the related Notes advise the related Trustee through DTC and its participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of the related Note Owners.



    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify the related Note Owners, through DTC Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing all Notes of any affected Class and the receipt of instructions for re-registration, the Trustee will issue Definitive Notes to the related Note Owners, who thereupon will become Noteholders for all purposes of the Indenture.



    Distributions on the Definitive Notes will thereafter be made by the Indenture Trustee directly to holders of such Definitive Notes in accordance with the procedures described herein and to be set forth in the Indenture. Interest payments and any principal payments on the Notes on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Distribution Date. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the Indenture. The final payment on any Notes (whether Definitive Notes or Notes registered in the name of Cede), however, will be made only upon presentation and surrender of such Notes at the office or agency specified in the notice of final distribution to Noteholders. The Indenture Trustee will mail such notice to registered Noteholders within five Business Days of receipt from the Servicer of notice of termination of the Trust.



    Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee (or any security registrar appointed thereby), as will be set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                        DESCRIPTION OF THE CERTIFICATES

GENERAL


    The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Copies of the Trust Agreement (without exhibits) may be obtained by holders of Notes upon request in writing to the Owner Trustee at its Corporate Trust Office. The following summary describes the material terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms and section references) are incorporated by reference as part of such summaries.


DISTRIBUTIONS OF INTEREST


    Interest on the Certificate Balance will accrue during each Accrual Period at the Certificate Rate and will be payable to Certificateholders on the related Distribution Date. Interest distributions with respect to the Certificates generally will be made from the Available Amount after all Trust Fees and Expenses have been paid and after the Note Distributable Amount has been distributed to Noteholders. See "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments".



DISTRIBUTIONS OF PRINCIPAL



    No principal will be paid on the Certificates until the Distribution Date on which the principal amount of the Class A-1 Notes has been paid in full. On such Distribution Date and each Distribution Date thereafter, principal payments to Certificateholders will be made on each Distribution Date in the amount and order of priority described under "Summary -- Terms of the Certificates -- Principal" and "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments". Distributions with respect to principal payments generally will be made from a designated portion of the Available Amount remaining after all Trust Fees and Expenses have been paid, the Note Distributable Amount has been distributed to the Noteholders, the amount on deposit in the Reserve Fund equals the Specified Reserve Fund Balance and after the Certificate Interest Distributable Amount has been distributed to Certificateholders.



OPTIONAL PREPAYMENT



    The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Termination. Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest at the Certificate Rate. Any such distribution will effect early retirement of the Certificates. See "Certain Information Regarding the Securities -- Termination".



ADDITIONAL INFORMATION


    Certain additional information regarding the Trust Agreement and the Owner Trustee may be found under "Certain Information Regarding the Securities -- Evidence as to Compliance -- The Trust Agreement", "-- Insolvency Event" and "-- Amendment -- Amendment of the Trust Agreement".

                  CERTAIN INFORMATION REGARDING THE SECURITIES

SALE AND ASSIGNMENT OF THE RECEIVABLES


    On or prior to the Closing Date, pursuant to the Receivables Purchase Agreement, AHFC will sell and assign to the Seller, without recourse, its entire interest in the Receivables, including the security interests in the Financed Vehicles. On the Closing Date, pursuant to the Sale and Servicing Agreement, the Seller will sell and assign to the Trust, without recourse, all of its right, title and interest in and to the Receivables, including its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule referred to in the Sale and Servicing Agreement and the Trust Agreement and on file with the Trustees (the "Schedule of Receivables"). The applicable Trustee will, concurrently with such transfer and assignment, execute, authenticate and deliver the Notes or the Certificates, as the case may be, to or upon the order of the Seller. Thereafter, the Seller will sell the Notes to the Underwriters.


    As more fully described under "The Receivables -- Selection Criteria", AHFC, pursuant to the Receivables Purchase Agreement, and the Seller, pursuant to the Sale and Servicing Agreement, will make certain representations and warranties with respect to the Receivables and the Financed Vehicles. In the Receivables Purchase Agreement, AHFC will additionally represent and warrant to the Seller, and in the Sale and Servicing Agreement, the Seller will additionally represent and warrant to the Owner Trustee, among other things, that (i) the information set forth in the Schedule of Receivables is true and correct in all material respects; (ii) at the time of origination of each Receivable, the related Obligor was required to maintain physical damage insurance in accordance with AHFC's normal requirements; (iii) on the Cutoff

Date, to the best of its knowledge, the Receivables are free and clear of all prior security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) on the Closing Date, each of the Receivables is secured by a first priority perfected security interest in the related Financed Vehicle in favor of AHFC; and (v) each Receivable at the time it was originated complied, and on the Closing Date complies, in all material respects with applicable state and federal laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.


    As of the last day of the second Collection Period (or, if the Seller so elects, the last day of the first Collection Period) following the Collection Period in which the Seller, the Servicer or the Owner Trustee discovers a breach of any representation or warranty of the Seller that materially and adversely affects the interests of the Noteholders in a Receivable, the Seller, unless the breach is cured, will repurchase such Receivable (a "Warranty Receivable") from the Trustee and, pursuant to the Receivables Purchase Agreement, AHFC will purchase such Receivable from the Seller, at a price equal to the Warranty Purchase Payment for such Receivable. The "Warranty Purchase Payment" (1) for a Precomputed Receivable will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) all past due Scheduled Payments for which an Advance has not been made, (iii) all outstanding Advances made by the Servicer in respect of such Precomputed Receivable and (iv) an amount equal to any reimbursements of outstanding Advances made to the Servicer with respect to such Precomputed Receivable from collections made on or in respect of other Receivables, minus (b) the sum (i) of all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account, (ii) the rebate, calculated on an actuarial basis, that would be payable to the Obligor on such Precomputed Receivable were the Obligor to prepay such Precomputed Receivable in full on such day (a "Rebate") and (iii) any proceeds of the liquidation of such Precomputed Receivable previously received (to the extent applied to reduce the Principal Balance of such Precomputed Receivable) and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the Required Rate to the last day of the Collection Period relating to such repurchase. This repurchase obligation will constitute the sole remedy available to the Noteholders and the Indenture Trustee for any such uncured breach by the Seller. The obligation of the Seller to repurchase a Receivable will not be conditioned on performance by AHFC of its obligation to purchase such Receivable from the Seller pursuant to the Receivables Purchase Agreement.



    Pursuant to the Sale and Servicing Agreement, to assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of motor vehicle installment sale contracts, as well as to reduce administrative costs, the Owner Trustee will appoint the Servicer as custodian of the Receivables and all documents related thereto. The Receivables will not be physically segregated from other motor vehicle installment sale contracts of the Servicer, or those which the Servicer services for others, to reflect the transfer to the Trust. However, UCC financing statements reflecting the sale and assignment of the Receivables by AHFC to the Seller and by the Seller to the Trust will be filed, and the respective accounting records and computer files of AHFC and the Seller will reflect such sale and assignment. Because the Receivables will remain in the possession of the Servicer and will not be stamped or otherwise marked to reflect the assignment thereof to the Trust, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in the Receivables could be defeated. See "Certain Legal Aspects of the Receivables -- General" and "-- Security Interests in the Financed Vehicles". In addition, under certain circumstances the Trust's security interest in collections that have been received by the Servicer but not yet remitted to the Collection Account could be defeated. See "Collections".


SERVICING PROCEDURES

    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to comparable motor vehicle installment sale contracts it services for itself and others. The Servicer will be authorized to grant certain rebates, adjustments or extensions with respect to a

Receivable. See "American Honda Finance Corporation -- Servicing of Motor Vehicle Loans". However, if any such modification of a Receivable alters the APR or the amount financed or extends the maturity of a Receivable beyond six months after the scheduled maturity of the Receivable with the latest scheduled maturity as of the Cutoff Date, the Servicer will be obligated to purchase such Receivable as described in the immediately succeeding paragraph.


    In the Sale and Servicing Agreement, the Servicer will covenant that except as otherwise contemplated therein, (i) it will not release any Financed Vehicle from the security interest created by the related Receivable, (ii) it will do nothing to impair the rights of the Trust in the Receivables and (iii) except as otherwise provided in the Sale and Servicing Agreement, it will not amend any Receivable such that the total number of Scheduled Payments, the amount financed or the APR is altered or the maturity of a Receivable is extended beyond six months after the scheduled maturity of the Receivable with the latest scheduled maturity as of the Cutoff Date. As of the last day of the second Collection Period (or, if the Servicer so elects, the last day of the first Collection Period) following the Collection Period in which the Seller, the Servicer or the Owner Trustee discovers a breach of any such covenant that materially and adversely affects the interests of the Noteholders in a Receivable, the Servicer, unless the breach is cured, will purchase the Receivable (an "Administrative Receivable") from the Owner Trustee at a price equal to the Administrative Purchase Payment for such Receivable. The "Administrative Purchase Payment" (1) for a Precomputed Receivable will be equal to (a) the sum of (i) all remaining Scheduled Payments, (ii) an amount equal to any reimbursements of outstanding Advances made by the Servicer with respect to such Precomputed Receivable from the proceeds of other Receivables and (iii) all past due Scheduled Payments for which an Advance has not been made, minus (b) the sum of (i) all Payments Ahead in respect of such Precomputed Receivable held by the Servicer or on deposit in the Payahead Account and (ii) the Rebate and (2) for a Simple Interest Receivable, will be equal to its unpaid principal balance, plus interest thereon at a rate equal to the Required Rate to the last day of the Collection Period relating to such repurchase. Upon the repurchase of any Administrative Receivable, the Servicer shall for all purposes of the Sale and Servicing Agreement be deemed to have released all claims for the reimbursement of outstanding Advances made in respect of such Receivable. This repurchase obligation will constitute the sole remedy available to the Noteholders and the Indenture Trustee for any such uncured breach by the Servicer.


    If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to recover all amounts due upon such Receivable, including the repossession and disposition of the related Financed Vehicle at a public or private sale, or the taking of any other action permitted by applicable law.

INSURANCE ON FINANCED VEHICLES


    Each Receivable requires the related Obligor to maintain insurance covering physical damage to the Financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which AHFC is named as a loss payee. Since the Obligors may select their own insurers to provide the requisite coverage, the specific terms of their policies may vary. AHFC will not be required to monitor the maintenance of such insurance. A failure by an Obligor to maintain such physical damage insurance will constitute a default under the related Receivable. See "American Honda Finance Corporation -- Underwriting of Motor Vehicle Loans". In the event that the failure of an Obligor to maintain any such required insurance results in a shortfall in amounts to be distributed to Noteholders and such shortfall is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the Certificates, the related Noteholders could suffer a loss on their investment.


THE ACCOUNTS

    THE COLLECTION AND PAYAHEAD ACCOUNTS. The Servicer will establish and maintain in the name of the Indenture Trustee on behalf of the Securityholders,
(i) one or more accounts into which all payments made on or in respect of the Receivables will be deposited (the "Collection Account") and (ii) an account into which payments made by Obligors in excess of the related Scheduled Payments on Precomputed Receivables (each, a "Payment Ahead"), to the extent that such payments do not constitute a prepayment in full of the related Receivable, will be deposited until the Deposit Date relating to the Collection Period in which such payments become due (the "Payahead Account").

    THE DISTRIBUTION ACCOUNTS. The Servicer will establish and maintain (i) an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account") and (ii) an account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "Certificate Distribution Account" and, together with the Note Distribution Account, the "Distribution Accounts").


    THE YIELD SUPPLEMENT ACCOUNT. On or prior to the Closing Date, the Seller will establish and maintain the Yield Supplement Account in the name of the Indenture Trustee for the benefit of the Securityholders. The Yield Supplement Account is designed solely to supplement the interest collections on the Discount Receivables that have APRs which are less than the Required Rate.



    The Yield Supplement Account will be funded on the Closing Date with the Yield Supplement Deposit Amount. On each Distribution Date, the amount required to be on deposit in the Yield Supplement Account will decline and be equal to the sum of all projected Yield Supplement Amounts for all future Distribution Dates, assuming that future scheduled payments on the Receivables are made on the date on which they are scheduled as being due. The amount on deposit in the Yield Supplement Account will decrease on each Deposit Date as the Yield Supplement Withdrawal Amount is deposited into the Collection Account for distribution on the related Distribution Date.



    MAINTENANCE OF TRUST ACCOUNTS. The Collection Account, Payahead Account, Distribution Accounts, the Yield Supplement Account and the Reserve Fund (collectively, the "Trust Accounts") will be maintained with a depository institution or a trust company (which may include the related Trustee) so long as (i) the commercial paper or other short-term unsecured debt obligations of such entity is rated at least P-1 by Moody's and A-1+ by Standard & Poor's or
(ii) such Trust Accounts are maintained in a segregated trust account for the benefit of the related Securityholders, located in the corporate trust department of a depository institution or trust company (which may include the related Trustee) with a long-term deposit rating from Moody's of at least Baa3 (or such lower rating as Moody's shall approve in writing). Initially, all Trust Accounts other than the Certificate Distribution Account will be maintained with the Indenture Trustee and the Certificate Distribution Account will be maintained with the Owner Trustee.



    INVESTMENT OF TRUST ACCOUNT MONIES. Funds on deposit in the Trust Accounts may, at the direction of the Servicer, be invested in Permitted Investments that mature on the Deposit Date immediately succeeding the date of investment (other than instruments of the entity at which the related Trust Account is located, which may mature on the related Distribution Date). All income or other gain from such investments, net of any loss and investment expenses resulting from such investment, shall be paid to the Servicer as additional servicing compensation. Any net loss and investment expenses resulting from such investment shall be charged to the related Trust Account. "Permitted Investments" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Notes.


COLLECTIONS

    The Servicer will deposit all payments on or in respect of the Receivables received from or on behalf of Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than two Business Days after receipt. However, the Servicer may retain such amounts until the related Deposit Date so long as (i) AHFC is the Servicer, (ii) no Servicer Default exists and is continuing and (iii) either (a) the short-term unsecured debt of AHFC is rated at least P-1 by Moody's and A-1 by Standard & Poor's, or
(b) AHFC obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and, in the case of either clause
(a) or (b) above, the Owner Trustee is provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes. In the event that the Servicer is permitted to make remittances of collections to the Collection Account on a monthly basis pursuant to satisfaction of the conditions described above, the Sale and Servicing Agreement will be modified, to the extent necessary, without the consent of any Securityholder. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. The Seller or the Servicer, as the case may be, will remit the aggregate Administrative Purchase Payments and Warranty Purchase Payments of any Receivables to be repurchased from the Trust into the Collection Account on or before each Deposit Date.



    Collections on or in respect of a Receivable made during a Collection Period (including Administrative Purchase Payments and Warranty Purchase Payments) which are not late fees, prepayment charges, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an "Excess Payment". Excess Payments constituting a prepayment in full of the related Receivable will be applied as a prepayment in full of such Receivable (each, a "Prepayment") and all other Excess Payments will be deposited in the Payahead Account as a Payment Ahead.



    On each Deposit Date, (i) the Servicer will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account and (ii) the Indenture Trustee will cause the Yield Supplement Withdrawal Amount to be deposited into the Collection Account.


ADVANCES

    If the Scheduled Payment due on a Precomputed Receivable is not received in full by the end of the month in which it is due, whether as the result of any extension granted to the Obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Precomputed Receivable shall be applied by the Servicer to the extent of the shortfall and the Payahead Account shall be reduced accordingly. If any shortfall remains, the Servicer will make a Precomputed Advance to the Trust in an amount equal to the amount of such shortfall. In addition, if the Scheduled Payment on a Simple Interest Receivable is not received in full by the end of the month in which it is due, the Servicer will be required, subject to the limitations set forth below, to make a Simple Interest Advance to the Trust in an amount equal to the product of the Principal Balance of such Simple Interest Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on such Simple Interest Receivable during such Collection Period. If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of all outstanding Simple Interest Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

    The obligation of the Servicer to make an Advance (other than a Simple Interest Advance in respect of an interest shortfall arising from the prepayment of a Simple Interest Receivable) will be limited to the extent that it determines, in its sole discretion, that such Advance will be recovered from subsequent collections on or in respect of such Receivable. In making Advances, the Servicer will endeavor to maintain monthly payments of interest to Securityholders at the related Interest Rate or Certificate Rate rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Receivable with respect to which an Advance has previously been made is subsequently received. Upon the determination by the Servicer that reimbursement from the preceding source is unlikely, it will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables.


    The Servicer will make all Advances by depositing into the Collection Account any amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the related Deposit Date.

SERVICING COMPENSATION

    On each Distribution Date, the Servicer will receive the Servicing Fee for the related Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the Pool Balance as of the first day of such Collection Period or, in the case of the first Collection Period, the Cutoff Date Pool Balance. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, prepayment charges and other administrative fees and expenses or similar charges collected during such Collection Period, plus any interest earned during such Collection Period from the investment of monies on deposit in the Trust Accounts, net of investment expenses and any losses from such investments. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Indenture Trustee and the Owner Trustee, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, sending payment statements and reporting tax information to Obligors, paying costs of collections and policing the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


    The "Pool Balance" will equal the aggregate Principal Balance of the Receivables (exclusive of all Administrative Receivables for which the Servicer has paid the Administrative Purchase Payment, Warranty Receivables for which the Seller has paid the Warranty Purchase Payment and Defaulted Receivables). The "Principal Balance" of a Receivable as of any date will equal the original principal balance of such Receivable minus the sum of the following amounts (i) in the case of a Precomputed Receivable, that portion of all Scheduled Payments due on or prior to such date allocable to principal, computed in accordance with the actuarial method, (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such date allocable to principal, (iii) any Warranty Purchase Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iv) any Prepayments or other payments applied to reduce the unpaid principal balance of such Receivable.


NET DEPOSITS

    Unless the Servicer is required to remit collections daily, the Servicer will be permitted to deposit into the Trust Accounts only the net amount distributable to Securityholders on the related Distribution Date. The Servicer, however, will account to the Trustees and the Securityholders as if all deposits and distributions were made individually.

DISTRIBUTIONS ON THE SECURITIES


    GENERAL. On or before the fifth Business Day prior to each Distribution Date (each, a "Determination Date"), the Servicer will deliver to the Indenture Trustee, the Owner Trustee and each Rating Agency a statement (the "Distribution Date Statement") setting forth, among other things, the following amounts with respect to such Distribution Date: (i) the amount of funds in the Collection Account allocable to collections on or in respect of the Receivables during the related Collection Period (excluding any Advances and Repurchase Payments); (ii) the Administrative Purchase Payments and Warranty Purchase Payments of all Receivables repurchased by the Seller or the Servicer during such Collection Period; (iii) the Advances made by the Servicer and the amounts for which the Servicer is entitled to be reimbursed for unreimbursed Advances; (iv) the amount of Available Funds; (v) the Note Interest Distributable Amount; (vi) the Note Principal Distributable Amount; (vii) the Certificate Interest Distributable Amount; (viii) the Certificate Principal Distributable Amount; (ix) the Principal Payment Amount; (x) the Servicing Fee; (xi) the Yield Supplement Deposit Amount, if any; and (xii) the Yield Supplement Withdrawal Amount, if any.



    DETERMINATION OF AVAILABLE AMOUNTS. The amount of funds available for distribution on a Distribution Date will generally equal the sum of Available Interest and Available Principal (collectively, the "Available Amount").



    "Available Interest" for a Distribution Date will equal the sum of the following amounts allocable to interest received or allocated by the Servicer on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, by the actuarial method and, in the case of Simple Interest Receivables, by the simple interest method): all (i) collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods); (ii) proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation ("Net Liquidation Proceeds"); (iii) Advances made by the Servicer; (iv) Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller; (v) Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in either case in respect of such Collection Period; and (vi) the Yield Supplement Withdrawal Amount for the related Distribution Date.



    "Available Principal" for a Distribution Date will equal the sum of the amounts described in clauses (i) through (v) of the immediately preceding paragraph received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (computed, in the case of Precomputed Receivables, in accordance with the actuarial method and, in the case of Simple Interest Receivables by the Simple Interest Method).



    Available Interest and Available Principal on any Distribution Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable and (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable. A "Defaulted Receivable" will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

    DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:


        (i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods;


        (ii) to the Indenture Trustee and the Owner Trustee, any accrued and unpaid Trust Fees and Expenses, in each case to the extent such fees and expenses have not been previously paid by the Servicer;


       (iii) to the Note Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses
    (i) and (ii) above), the Note Interest Distributable Amount to be distributed to the holders of the Notes at their respective Interest Rates;


        (iv) to the Note Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses
    (i) through (iii) above), the portion of the Principal Payment Amount payable to the Noteholders as described under "Summary -- Terms of the Notes -- Principal" to be distributed to the related Noteholders;



        (v) to the Reserve Fund, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through
    (iv) above), an amount until the amount on deposit therein equals the Specified Reserve Fund Balance;



        (vi) to the Certificate Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through (v) above), the Certificate Interest Distributable Amount to be distributed to the Certificateholders;



       (vii) to the Certificate Distribution Account, from the Available Amount (after giving effect to the reduction in the Available Amount described in clauses (i) through (vi) above), the portion of the Principal Payment Amount payable to the Certificateholders as described under "Summary -- Terms of the Notes -- Principal" to be distributed to the Certificateholders; and



      (viii) any Available Amount remaining after giving effect to the reduction in the Available Amount described in clauses (i) through (vii) above, to the Certificateholders.



    Notwithstanding the foregoing, at any time that the Notes have not been paid in full and the principal balance of the Notes has been declared due and payable following the occurrence of an Event of Default under the Indenture, until such time as the Notes have been paid in full or such declaration has been rescinded and any continuing Events of Default have been waived pursuant to the Indenture, no amounts will be distributed to the Certificateholders. Any such amounts otherwise distributable to the Certificateholders will be distributed instead as payments of principal on the Notes.


    For the purposes hereof, the following terms will have the following meanings:

    The "Certificate Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Certificate Interest Distributable Amount and the Certificate Principal Distributable Amount for such Distribution Date.


    The "Certificate Interest Distributable Amount" will mean, with respect to any Distribution Date, interest accrued for the related Accrual Period at the Certificate Rate on the Certificate Balance on the immediately preceding Distribution Date, after giving effect to all payments of principal to Certificateholders on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Original Certificate Balance).



    The "Certificate Principal Distributable Amount" will mean, with respect to any Distribution Date, (i) the Principal Distributable Amount Component of the Available Amount less (ii) the sum of (a) the Note

Principal Distributable Amount, (b) any amount that has been deposited into the Reserve Fund as described in clause (v) in the first paragraph under "-- Deposits to the Distribution Accounts; Priority of Payments" and (c) the Certificate Interest Distributable Amount.


    The "Note Distributable Amount" will mean, with respect to any Distribution Date, the sum of the Note Interest Distributable Amount and the Note Principal Distributable Amount for such Distribution Date.


    The "Note Interest Carryover Shortfall" will mean, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to Noteholders of such Class on such preceding Distribution Date at the related Interest Rate for the related Accrual Period.


    The "Note Interest Distributable Amount" will mean, with respect to any Distribution Date and a Class of Notes, the sum of the Note Monthly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for such Distribution Date.


    The "Note Monthly Interest Distributable Amount" will mean, with respect to any Distribution Date, interest accrued for the related Accrual Period at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).



    The "Note Principal Carryover Shortfall" will mean, as of the close of business on any Distribution Date, the excess of the Note Principal Distributable Amount over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.



    The "Note Principal Distributable Amount" will mean, with respect to any Distribution Date, the sum of (i) the Principal Distributable Amount, (ii) any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date and (iii) on the Final Distribution Date for a Class of Notes, the amount necessary to reduce the outstanding principal amount of such Class of Notes to zero; provided, however, that the Note Principal Distributable Amount with respect to a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes.



    The "Principal Distributable Amount" will mean, with respect to any Distribution Date and the related Collection Period, the sum of the following amounts (i) in the case of (a) Precomputed Receivables, the principal portion of all Scheduled Payments due during such Collection Period, computed in accordance with the actuarial method, and (b) Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during such Collection Period, (ii) the principal portion of all Scheduled Payments due during such Collection Period (to the extent such amounts are not included in clause (i) above) and (iii) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during such Collection Period (to the extent such amounts are not included in clauses (i) or (ii) above).



    The "Principal Payment Amount" will mean, with respect to any Distribution Date, the lesser of (i) the Note Principal Distributable Amount and (ii) the Available Amount remaining after all Trust Fees and Expenses have been paid and after the Noteholders have been paid the Note Interest Distributable Amount.

THE RESERVE FUND


    GENERAL. The rights of the Noteholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Servicer (to the extent that the Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees), the Trustees and certain other entities (to the extent the Trustees and such other entities have not received all other Trust Fees and Expenses payable to them). In addition, the rights of the Noteholders to receive distributions with respect to the Receivables will be subject to the priorities set forth under "Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of Payments", and the rights of the Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Noteholders, in each case to the extent described herein.



    The foregoing protection afforded to the Noteholders will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Receivables and by the establishment of the Reserve Fund. The Reserve Fund will be a segregated trust account in the name of the Indenture Trustee. The Reserve Fund will be created with an initial deposit by the Seller on the Closing Date of an amount equal to the Reserve Fund Initial Deposit. The Reserve Fund will thereafter be funded by the deposit therein of all Excess Amounts, if any, in respect of each Distribution Date to the extent necessary to restore the amount on deposit in the Reserve Fund to the Specified Reserve Fund Balance.



    Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of holders of the Notes and may be invested in Permitted Investments. Investment income on such investments will be paid to the Servicer as additional servicing compensation and any loss on such investment and investment expenses will be charged to the Reserve Fund.



    The Reserve Fund and the subordination of the Certificates are intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in certain circumstances, the Reserve Fund could be depleted. If the amount required to be deposited into or required to be withdrawn from the Reserve Fund to cover shortfalls in collections on the Receivables exceeds the amount of available cash in the Reserve Fund, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result.



    The Servicer may, from time to time after the date of this Prospectus, request each Rating Agency to approve a formula for determining the Specified Reserve Fund Balance or funding the Reserve Fund that is different from that described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes, then the Specified Reserve Fund Balance or the funding of the Reserve Fund, as the case may be, will be determined in accordance with such new formula. The Sale and Servicing Agreement will accordingly be amended to reflect such new calculation without the consent of any Securityholder.



    WITHDRAWALS. Amounts held from time to time in the Reserve Fund will be held for the benefit of the Noteholders. On each Distribution Date, funds will be withdrawn from the Reserve Fund to the extent that the amount on deposit in the Note Distribution Account with respect to such Distribution Date is less than the Note Distributable Amount and will be deposited in the Note Distribution Account for distribution to the Noteholders.



    If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto and withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance for such Distribution Date, subject to certain limitations, the Servicer shall instruct the Indenture Trustee to include the amount of such excess in the amounts to be distributed to Certificateholders pursuant to clauses (vi), (vii) and (viii) in the first paragraph under "Certain Information Regarding the Securities -- Distributions on the Securities -- Deposits to the Distribution Accounts; Priority of

Payments". Upon any distribution to the Certificateholders of amounts in excess of the Specified Reserve Fund Balance, the Noteholders will not have any rights in, or claims to, such amounts. The initial Certificateholders may at any time, without consent of the Noteholders, sell, transfer, convey or assign in any manner its rights to and interests in distributions from the Reserve Fund provided that certain conditions are satisfied, including: (i) such action will not result in a reduction or withdrawal of the rating of any Class of Notes,
(ii) the Certificateholders provide to the Owner Trustee and the Indenture Trustee an opinion of independent counsel that such action will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes and (iii) such transferee or assignee agrees to take positions for tax purposes consistent with tax positions agreed to be taken by the Certificateholders.



    None of the Securityholders, the Indenture Trustee, the Owner Trustee or the Seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders.


STATEMENTS TO SECURITYHOLDERS


    On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to each Noteholder on such Distribution Date (the "Statement to Securityholders"), setting forth with respect to the related Distribution Date or Collection Period, as applicable, among other things, the following information:


        (i) the amount of the Noteholder's or Certificateholder's distribution allocable to principal (stated separately for each Class of Notes and the Certificates);

        (ii) the amount of the Noteholder's or Certificateholder's distribution allocable to interest (stated separately for each Class of Notes and the Certificates);


       (iii) the Yield Supplement Amount, if any, and the Yield Supplement Withdrawal Amount, if any;



        (iv) the Pool Balance as of the close of business on the last day of such Collection Period;



        (v) the amount of the Servicing Fee paid to the Servicer with respect to such Collection Period;



        (vi) the amount of any Note Interest Carryover Shortfall and Note Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;



       (vii) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor, in each case as of such Distribution Date;



      (viii) the balance on deposit in the Reserve Fund on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from the immediately preceding Distribution Date; and



        (ix) the amount available under the Servicer Letter of Credit, if any, and such amount as a percentage of the Pool Balance as of the last day of such Collection Period.



    Each amount set forth pursuant to subclauses (i), (ii), (iii), (v) and (vi) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or the original Certificate Balance of a Certificate, as the case may be. Copies of such statements may be obtained by Securityholders by a request in writing addressed to the related Trustee at its Corporate Trust Office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder a statement containing the sum of the amounts described in clauses (i), (ii),
(iii), (v) and (vi) above for the purposes of such holder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

EVIDENCE AS TO COMPLIANCE

    THE SALE AND SERVICING AGREEMENT. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee, on or before 90 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ended March 31, 1999, a statement as to compliance by the Servicer during the preceding fiscal year (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Receivables.

    The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Owner Trustee, on or before 90 days after the end of each fiscal year of the Servicer, commencing with the fiscal year ended March 31, 1999, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

    Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee at its Corporate Trust Office.

    THE INDENTURE. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

CERTAIN MATTERS REGARDING THE SERVICER


    The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until (i) the Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) each Rating Agency confirms that the selection of such successor servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Notes.



    The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or the Securityholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In any event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Servicer will be entitled to be reimbursed therefor out of funds on deposit in the Collection Account. Any such indemnification or reimbursement could reduce the amount otherwise available for distribution to Noteholders.


    Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party or any corporation succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT


    "Servicer Defaults" under the Sale and Servicing Agreement will consist of
(i) any failure by the Servicer to deposit in or credit to any Trust Account any amount required to be so deposited or credited or to make the required distributions therefrom, which failure continues unremedied for three Business Days after written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or discovery by an officer of the Servicer, (ii) any failure by the Servicer or the Seller (so long as AHFC is the Servicer) duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of Securityholders, the Indenture Trustee or the Owner Trustee and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the Servicer or the Seller, as the case may be, by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee or the Owner Trustee by holders of Notes evidencing not less than 25% of the voting interests thereof, voting together as a single class, or, if the Notes have been paid in full, by the holders of Certificates evidencing not less than 25% of the voting interests thereof or (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer (or the Seller, so long as AHFC is the Servicer) indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations (each, an "Insolvency Event").


RIGHTS UPON SERVICER DEFAULT


    As long as a Servicer Default remains unremedied, the Indenture Trustee or holders of Notes representing not less than 25% of the voting interests thereof, voting together as a single class (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, by holders of Certificates evidencing not less than 25% of the voting interests thereof), may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer in its capacity as such under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders (or Certificateholders) from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.


WAIVER OF PAST DEFAULTS

    The holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a single class (or the holders of Certificates evidencing not less than a majority of the voting interests thereof, in the case of any Servicer Default that does not adversely affect the related Indenture Trustee or the Noteholders), may, on behalf of all Securityholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any Trust Account in accordance with the Sale and Servicing Agreement or in respect of a covenant or provision of the Sale and Servicing Agreement that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities). No such waiver will impair the Securityholders' rights with respect to subsequent Servicer Defaults.

VOTING INTERESTS

    The "voting interests" of the (i) Notes of a Class or Classes will be allocated among the Noteholders or related Note Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of such Class or Classes represented thereby and (ii) Certificates will be allocated among the Certificateholders or related Certificate Owners, as the case may be, in accordance with the Certificate Balance represented thereby; provided, that, where the voting interests are relevant to determine whether the vote of the requisite percentage of Securityholders necessary to effect a consent, waiver, request or demand shall have been obtained, any Class of Notes or Certificates, as the case may be, held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination except in the case of an amendment to the Sale and Servicing Agreement requiring the consent of the holders of all of the relevant Class of Securities as described under "--Amendment".


AMENDMENT


    AMENDMENT OF THE SALE AND SERVICING AGREEMENT. The Sale and Servicing Agreement may be amended, without the consent of any Securityholders or the bank issuing any Servicer Letter of Credit (the "Letter of Credit Bank"), to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof, to add or provide for any credit enhancement for any Class of Securities or to permit certain changes with respect to the Specified Reserve Fund Balance, the funding of the Reserve Fund, the remittance schedule with respect to collections to be deposited into the Trust Accounts or the Servicer Letter of Credit or the acquisition thereof; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any such Securityholder, and provided further, that in the case of a change with respect to the Specified Reserve Fund Balance or any Servicer Letter of Credit, the Trustee receives a letter from Standard & Poor's to the effect that its then-current rating on each Class of Notes will not be qualified, reduced or withdrawn due to such amendment and the Servicer shall provide Moody's notice of such amendment.


    The Sale and Servicing Agreement may also be amended from time to time with the consent of the holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a single class, and the holders of Certificates evidencing at least a majority of the voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Securityholders of each Class or the Letter of Credit Bank; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Receivables, required distributions on the Notes or the Certificates or to or by the Letter of Credit Bank, or the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded or to or by the Letter of Credit Bank or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of the holders of all of the relevant Class of Securities.

    AMENDMENT OF THE TRUST AGREEMENT. The Trust Agreement may be amended, without the consent of the Securityholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof or to delete certain provisions relating to an Insolvency Event of the Seller; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any Securityholder.

    The Trust Agreement may also be amended from time to time with the consent of the holders of Notes evidencing at least a majority of the voting interests thereof, voting together as a single class, and the holders of Certificates evidencing at least a majority of the voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Receivables or required distributions on the Notes or the

Certificates or any Interest Rate or the Certificate Rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of the holders of all of the relevant Class of Securities.


    AMENDMENT OF THE INDENTURE. The Trust and the Indenture Trustee (on behalf of such Trust) may, without the consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture; (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders or to surrender any rights or powers conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any Noteholder, (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any such action shall not, as evidenced by any opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below.


    Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the Interest Rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable or impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment; (ii) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iii) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on such Notes, the Seller or any of their respective affiliates; (iv) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (v) decrease the percentage of the voting interests of the Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify or alter the provisions of the Indenture to affect the calculation of the amount of any payment of interest or principal due on any Note on any Distribution Date or to affect the rights of Noteholders to the benefits of any mandatory redemption of the Notes contained in the Indenture; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of the Indenture.



LIST OF NOTEHOLDERS


    Three or more holders of Notes or holders of Notes evidencing not less than 25% of the voting interests thereof, voting together as a single class, may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture

Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders.

    Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Securityholders.


INSOLVENCY EVENT


    The Trust Agreement will provide that the Owner Trustee will not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust without the unanimous prior approval of all Certificateholders (including the Seller) and the delivery to the Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.


    The Trust Agreement will provide that the Owner Trustee and each Certificateholder, and the Indenture will provide that the Indenture Trustee and each Noteholder, shall agree that they will not at any time institute, or join in any institution against, the Trust or the Seller, any bankruptcy proceedings relating to the Certificates, the Notes, the Trust Agreement, the Indenture or certain other agreements.


PAYMENT IN FULL OF NOTES

    Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein.

TERMINATION

    The obligations of the Servicer, the Seller, the Owner Trustee and the Indenture Trustee with respect to the related Securityholders pursuant to the Trust Agreement, Sale and Servicing Agreement or Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to such Securityholders of all amounts required to be paid to them pursuant to such agreement and (iii) the occurrence of the event described below.

    In order to avoid excessive administrative expenses, the Seller, the Servicer, or any successor to the Servicer will be permitted to purchase the remaining Receivables from the Trust on any Distribution Date as of which the Pool Balance is less than 10% of the Cutoff Date Pool Balance at a price equal to the aggregate unpaid principal balances of the related Receivables, together with accrued interest thereon at the related APRs to the last day in the Collection Period in which such purchase occurs. In the event that both the Seller and the Servicer, or any successor to the Servicer, elect to purchase the Receivables as described above, the party first notifying the Owner Trustee (based on the Owner Trustee's receipt of such notice) shall be permitted to purchase the Receivables. The related Trustee will give written notice of termination to each Securityholder of record.

    The Owner Trustee and Indenture Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

    Any outstanding Notes will be redeemed concurrently with any Optional Purchase described above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement will effect early retirement of the Certificates.

THE TRUSTEES

    A Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as such under the Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

    Each Trustee and any of its affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the related Trustee by the Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon such Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or cotrustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee.

    The Trust Agreement will further provide that the Seller will pay the fees of the Owner Trustee and the Trust will, or will cause the Administrator to, pay the fees of the Indenture Trustee. The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES


    Neither Trustee will make any representations as to the validity or sufficiency of the Trust Agreement or the Indenture, the Securities issued pursuant thereto (other than the execution and authentication thereof), or of any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of such Securities or the related Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Receivables. If no Event of Default or Servicer Default has occurred and is continuing, each Trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or the Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No Trustee will be charged with knowledge of a failure by the Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Servicer Default unless such Trustee obtains actual knowledge of such failure as specified in such agreements.


    No Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the Securityholders, unless such Securityholders have offered to such Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under any such agreement to institute any proceeding with respect to such agreement, unless such holder previously has given to such Trustee written notice of default and
(i) the default arises from the Servicer's failure to remit payments when due or
(ii) the holders of Securities evidencing not less than 25% of the voting interests of all Securities, voting together as a single class, have made written request upon such Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity and such Trustee for 60 days has neglected or refused to institute any such proceedings.

SELLER LIABILITY

    The Trust Agreement will require the Seller to agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller was a general partner. The foregoing provision may be deleted from the Trust Agreement, if the inclusion of such provision is not necessary in order to obtain the opinion of counsel to the Seller to the effect that, for federal and California income tax purposes, the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

ADMINISTRATION AGREEMENT


    AHFC, in its capacity as administrator (the "Administrator"), will enter into an agreement (the "Administration Agreement") with the Trust, the Seller and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee payable by the Seller.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

    The transfer of the Receivables to the Owner Trustee, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. The Servicer and the Seller will take such action as is required to perfect the rights of the Owner Trustee in the Receivables. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Receivables for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Receivables, such purchaser would acquire an interest in the Receivables superior to the interest of the Trust.

SECURITY INTERESTS IN THE FINANCED VEHICLES

    GENERAL. Retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. In most states (including California, the state in which the largest number of Financed Vehicles is located), a security interest in a motor vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

    All retail installment sale contracts that AHFC acquires from Dealers name AHFC as obligee or assignee and as the secured party. AHFC also takes all actions necessary under the laws of the state in which the related vehicles are located to perfect its security interest in such vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificate of title.


    PERFECTION. Pursuant to the Receivables Purchase Agreement, AHFC will sell and assign its security interests in the Financed Vehicles to the Seller and, pursuant to the Sale and Servicing Agreement, the Seller will sell and assign its security interests in the Financed Vehicles to the Trust. However, because of the administrative burden and expense, neither AHFC, the Seller nor either Trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. In the absence of such an amendment and vehicle reregistration, the Trust may not have a perfected security interest in the Financed Vehicles in all states. However, UCC financing statements with respect to the transfer to the Seller of AHFC's security interest in the Financed Vehicles and the transfer to the Trust of the Seller's security interest in the Financed Vehicles will be filed. In addition, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement. See "Risk Factors -- Perfection of Security Interests in the Financed Vehicles" and "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables".



    In most states, assignments such as those under the Receivables Purchase Agreement and the Sale and Servicing Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In such states, although re-registration of the vehicle is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. Moreover, in certain other states, in the absence of such amendment and reregistration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the Trust. Except in such event, however, in the absence of fraud, forgery or administrative error, the notation of AHFC's lien on the certificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. In the Receivables Purchase

Agreement, AHFC will represent and warrant, and in the Sale and Servicing Agreement, the Seller will represent and warrant, that all action necessary for AHFC to obtain a perfected security interest in each Financed Vehicle has been taken. If there are any Financed Vehicles as to which AHFC failed to obtain a first perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of AHFC's representations and warranties under the Receivables Purchase Agreement and the Seller's representations and warranties under the Sale and Servicing Agreement. Accordingly, pursuant to the Sale and Servicing Agreement, the Seller would be required to repurchase the related Receivable from the Trust and, pursuant to the Receivables Purchase Agreement, AHFC would be required to purchase such Receivable from the Seller, in each case unless the breach were cured. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables". The Seller will assign its rights under the Receivables Purchase Agreement to the Trust.


    CONTINUITY OF PERFECTION. Under the laws of most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such vehicle in the new state. A majority of states require surrender of the related certificate of title to re-register a vehicle. In those states (such as California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, AHFC will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, AHFC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the Financed Vehicles.


    PRIORITY OF CERTAIN LIENS ARISING BY OPERATION OF LAW. Under the laws of most states (including California), liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. AHFC will represent and warrant in the Receivables Purchase Agreement and the Seller will represent and warrant in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each Financed Vehicle is prior to all other present liens upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise at any time during the term of a Receivable. No notice will be given to the Trustees or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligation under the Sale and Servicing Agreement or AHFC's repurchase obligation under the Receivables Purchase Agreement.

REPOSSESSION

    In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by AHFC in most cases and is accomplished simply by taking possession of the related vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. In most states, under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract.

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

CERTAIN BANKRUPTCY CONSIDERATIONS


    The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by AHFC under the United States Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Seller with those of AHFC. These steps include the maintenance of the Seller as a wholly owned, limited purpose subsidiary pursuant to articles of incorporation containing certain limitations (including requiring that the Seller must have at least two "Independent Directors" and restrictions on the nature of the Seller's business and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors, including each Independent Director). In addition, to the extent that the Seller granted a security interest in the Receivables to the Trust, and that interest was validly perfected before the bankruptcy or insolvency of AHFC and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud AHFC or its creditors, that security interest should not be subject to avoidance, and payments to the Trust with respect to the Receivables should not be subject to recovery by a creditor or trustee in bankruptcy of AHFC. If, notwithstanding the foregoing, (i) a court concluded that the assets and liabilities of the Seller should be consolidated with those of AHFC in the event of the application of applicable Insolvency Laws to AHFC or following the bankruptcy or insolvency of AHFC the security interest in the Receivables granted by the Seller to the Owner Trustee should be avoided, (ii) a filing were made under any Insolvency Law by or against the Seller or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Securities and possible reductions in the amount of such payments could occur. On the Closing Date, counsel to the Seller will render an opinion which concludes that following the bankruptcy of AHFC, a court, applying the principles set forth in such opinion, should not allow a creditor or trustee in bankruptcy to consolidate the assets and liabilities of AHFC and the Seller on the basis of any applicable legal theory theretofore recognized by a court of competent jurisdiction so as to adversely affect the ultimate payment of all amounts owing under the Securities.


    AHFC will warrant in the Receivables Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale. Notwithstanding the foregoing, if AHFC were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is treated as a pledge instead of a sale, a tax or government lien on the property of AHFC arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of AHFC's bankruptcy estate and would not be available to AHFC's creditors, except under certain limited circumstances. In addition, while AHFC is the Servicer, collections on the Receivables may, under certain circumstances, be commingled with the funds of AHFC and, in the event of the bankruptcy of AHFC, the Trust may not have a perfected interest in such collections.

    A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that under the UCC, accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of accounts was perfected under the UCC. UCC Article 9 applies to the sale of chattel paper as well as the sale of accounts and although the Receivables constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of AHFC, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Receivables would be included in the bankruptcy estate of AHFC and delays in payments of collections on or in respect of the Receivables could occur.

CONSUMER PROTECTION LAWS


    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sale acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Indenture Trustee to enforce consumer finance contracts such as the Receivables.


    The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, the Trust, as holder of the Receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable.

    If an Obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the Receivables Purchase Agreement and the Sale and Servicing Agreement and would create an obligation of AHFC and the Seller to repurchase such Receivable unless the breach were cured, See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

    From time to time, AHFC has been involved in litigation under consumer protection laws. In addition, substantially all of the Receivables originated in California (the "California Receivables") after 1990, having an aggregate
Principal Balance as of the Cutoff Date of approximately $      million, provide
that the Receivable may be rescinded by the related Dealer if such Dealer is unable to assign the Receivable to a lender within ten days of the date of such Receivable. As of the date of this Prospectus, the ten day rescission period had run in respect of all of the California Receivables in which the rescission provision appears. Although there is authority, which is not binding upon any court, providing that a conditional sale contract containing such a provision does not comply with California law and would render the Receivable unenforceable, to the knowledge of AHFC and the Seller, the issue has not been presented before any California court. On the Closing Date, the Seller will receive an opinion of counsel to the effect that all of the California Receivables are enforceable under California law and applicable federal laws.

    AHFC and the Seller will represent and warrant under the Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law or claims that the related Receivable is unenforceable and such claim materially and adversely affects the Owner Trustee's interest in a Receivable, such violation would constitute a breach of such representation and warranty under the Receivables Purchase Agreement and the Sale and Servicing Agreement and will create an obligation of AHFC and the Seller to repurchase such Receivable unless the breach were cured. The foregoing repurchase obligations would similarly apply in the event that a court found a California Receivable containing a rescission provision described above to be unenforceable. See "Certain Information Regarding the Securities -- Sale and Assignment of the Receivables".


OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


    The following is a general discussion of all material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").



    Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.



TAX CHARACTERIZATION OF TRUST


    In the opinion of Brown & Wood LLP, counsel to the Seller, the Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that (i) the Trust will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Receivables, which may be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.



TREATMENT OF THE NOTES AS INDEBTEDNESS


    The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Brown & Wood LLP, counsel to the Seller, will render an opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.


OID


    The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the principal amount of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.


INTEREST INCOME ON THE NOTES


    Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    However, because a failure to pay interest currently on the Notes is not a default and does not give rise to a penalty, under the OID regulations the Notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.


SALE OR OTHER DISPOSITION


    If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


FOREIGN HOLDERS


    Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.



    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are satisfied.



BACKUP WITHHOLDING


    Each holder of a Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES



    If, contrary to the opinion of counsel to the Seller, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. In the view of counsel to the Seller, the Trust would be treated as a partnership that would not be taxable as a corporation (even if the recharacterization of the Notes caused it to be treated as a publicly traded partnership) because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could be "unrelated business taxable income" on such recharacterized Notes if some but not all Notes outstanding were recharacterized, income to foreign holders generally would be subject to United States tax and withholding requirements and possibly United States tax return filing requirements and individual holders would be subject to certain limitations on their ability to deduct their share of Trust expenses.



                   CERTAIN CALIFORNIA INCOME TAX CONSEQUENCES



    In the opinion of Brown & Wood LLP, counsel to the Seller, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be followed. Brown & Wood LLP will further render an opinion that Noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any Class of Notes, be subject to California income, franchise, excise or similar taxes with respect to interest on any Class of Notes.



    Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS



    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each of (a), (b) and (c) a "Benefit Plan") and (d) persons who have certain specified relationships to a Benefit Plan ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INS. CO. v. HARRIS TRUST AND SAV. BANK, 114 S.Ct. 517 (1993), the general account of an insurance company may be deemed to include assets of Benefit Plans investing in its general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Benefit Plan by virtue of such an investment. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and Parties-in-Interest or Disqualified Persons with respect to such Benefit Plan.



    Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation (discussed below) is applicable. An Equity Interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Seller believes that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee, the Indenture Trustee, any holder of the Certificates or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23, regarding investments effected by in-house asset managers. A violation of the prohibited transaction rules may result in the imposition of an excise tax and other liabilities under ERISA and the Code, unless one or more statutory or administrative exemptions is available.



    Prior to making an investment in the Notes, prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Benefit Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Benefit Plan's portfolio with respect to diversification by type of asset; the Benefit Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment procedure and diversification an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING


    Under the terms and subject to the conditions contained in an Underwriting
Agreement dated July   , 1998 (the "Underwriting Agreement"), the Underwriters
named below (the "Underwriters"), for whom Credit Suisse First Boston Corporation is acting as representative (the "Representative"), have severally but not jointly agreed to purchase, from the Seller the principal amount of the Notes set forth opposite its name below:



                                                              CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4
UNDERWRITERS                                                    NOTES        NOTES        NOTES        NOTES
-----------------------------------------------------------  -----------  -----------  -----------  -----------
Credit Suisse First Boston Corporation                        $            $            $            $

                                                             -----------  -----------  -----------  -----------
Total......................................................   $            $            $            $
                                                             -----------  -----------  -----------  -----------
                                                             -----------  -----------  -----------  -----------



    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Notes, if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.



    The Seller has been advised by the Underwriters that the Underwriters propose to offer the Notes to the public initially at the offering price set forth on the cover page of this Prospectus, and to certain dealers at such price
less a concession of, in the case of (i) the Class A-1 Notes,    % of the
principal amount per Note, (ii) the Class A-2 Notes,    % of the principal
amount per Note, (iii) the Class A-3 Notes,    % of the principal amount per
Note and (iv) the Class A-4 Notes,   % of the principal amount per Note and the
Underwriters and such dealers may allow a discount of, in the case of (i) the
Class A-1 Notes,    % of the principal amount per Note, (ii) the Class A-2
Notes,    % of the principal amount per Note, (iii) the Class A-3 Notes,    % of
the principal amount per Note and (iv) the Class A-4 Notes,   % of the principal
amount per Note.



    There currently is no secondary market for any Class of Notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each Class of Notes. There is no assurance that any such market will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.



    The Seller and AHFC have agreed to indemnify, jointly and severally, the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments that the Underwriters may be required to make in respect thereof.



    Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exemption to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of each Class of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. The closing of the sale of the Notes is conditioned upon the closing of the sale of the Certificates.



    Neither the Seller nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Seller nor any Underwriter makes any representation the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Seller or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS


    The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Seller, on behalf of the Trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.


REPRESENTATIONS OF PURCHASERS


    Each purchaser of Notes in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Servicer, the related Trustee, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".


RIGHTS OF ACTION AND ENFORCEMENT

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

    All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS


    A purchaser of Notes to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Seller. Only one such report must be filed in respect of Notes acquired on the same date and under the same prospectus exemption.

                              RATING OF THE NOTES



    It is a condition to issuance of the Notes that the Class A-1 Notes will be rated P-1 by Moody's and A-1+ by Standard & Poor's, and that each of the Class A-2, Class A-3 and Class A-4 Notes will be rated Aaa by Moody's and AAA by Standard & Poor's. The ratings of the Notes will be based primarily on the value of the Receivables, the terms of the Notes and the Reserve Fund and the subordination of the Certificates to the extent described herein. The ratings of the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings on the Notes do not assess the likelihood that principal prepayments on the Receivables will occur, the degree to which the rate of such prepayments might differ from that originally anticipated or otherwise address the timing of distributions of principal on the Notes prior to their respective Final Distribution Dates.



    There can be no assurance as to whether any rating agency other than the Rating Agencies will rate the Notes, or, if one does, what rating will be assigned by any such other rating agency. A rating on any or all of the Notes by other rating agencies, if assigned at all, may be lower than the rating assigned to such Notes by the Rating Agencies.


                                 LEGAL MATTERS


    Certain legal matters with respect to the Notes, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Brown & Wood LLP, San Francisco, California. Skadden, Arps, Slate, Meager & Flom LLP, New York, New York will act as counsel for the Underwriters.

                           INDEX OF CAPITALIZED TERMS

    Set forth below is a list of the capitalized or defined terms used in this Prospectus and the pages on which the definitions of such terms may be found.

TERM                                              PAGE
----------------------------------------------  ---------
ABS...........................................     17
ABS Tables....................................     17
Accrual Period................................      5
Actuarial Receivable..........................     12
Adjustment Time...............................      5
Administrator.................................     49
Administration Agreement......................     49
Administrative Purchase Payment...............     34
Administrative Receivable.....................     34
Advances......................................      9
AHFC..........................................      3
AHMC..........................................      3
APR...........................................      4
Available Amount..............................     38
Available Interest............................     38
Available Principal...........................     38
Benefit Plan..................................     58
Business Day..................................      4
California Receivables........................     54
Cede..........................................     27
CEDEL.........................................     27
CEDEL Participants............................     27
Certificates..................................      3
Certificate Balance...........................      6
Certificate Distributable Amount..............     39
Certificate Distribution Account..............     35
Certificate Interest Distributable Amount.....     39
Certificate Pool Factor.......................     24
Certificate Principal Distributable Amount....     39
Certificate Rate..............................      6
Certificateholders............................      6
Certificates..................................    1, 3
Class.........................................      3
Class A-1 Final Distribution Date.............      4
Class A-1 Notes...............................    1, 3
Class A-1 Rate................................      4
Class A-2 Final Distribution Date.............      4
Class A-2 Notes...............................    1, 3
Class A-2 Rate................................      5
Class A-3 Final Distribution Date.............      4
Class A-3 Notes...............................    1, 3
Class A-3 Rate................................      5
Class A-4 Final Distribution Date.............      4
Class A-4 Notes...............................    1, 3
Class A-4 Rate................................      5

TERM                                              PAGE
----------------------------------------------  ---------
Closing Date..................................      4
Code..........................................     55
Collection Account............................     34
Collection Period.............................      7
Commission....................................      2
Cooperative...................................     30
Cutoff Date...................................      4
Cutoff Date Pool Balance......................      4
Dealer Recourse...............................     13
Dealers.......................................     12
Defaulted Receivable..........................     37
Definitive Notes..............................     27
Deposit Date..................................      8
Depositaries..................................     27
Determination Date............................     38
Discount Receivables..........................      8
Disqualified Persons..........................     59
Distribution Accounts.........................     35
Distribution Date.............................    1, 4
Distribution Date Statement...................     38
DTC...........................................     27
DTC Participants..............................     28
Equity Interest...............................     59
ERISA.........................................    10,58
Euroclear.....................................     30
Euroclear Operator............................     30
Euroclear Participants........................     27
Events of Default.............................     25
Excess Amounts................................      7
Excess Payment................................     36
Exchange Act..................................      2
Final Distribution Dates......................      4
Financed Vehicles.............................    1, 4
foreign person................................     56
FTC Rule......................................     54
Indenture.....................................      3
Indenture Trustee.............................      3
Indirect Participants.........................     28
Insolvency Event..............................     44
Insolvency Laws...............................     53
installment sale contracts....................     21
Interest Rates................................      5
IRS...........................................     55
Letter of Credit Bank.........................     45
Moody's.......................................      9
Net Liquidation Proceeds......................     38

TERM                                              PAGE
----------------------------------------------  ---------
Note Distributable Amount.....................     40
Note Distribution Account.....................     35
Note Interest Carryover Shortfall.............     40
Note Interest Distributable Amount............     40
Note Monthly Interest Distributable Amount....     40
Note Owner....................................     27
Note Pool Factor..............................     24
Note Principal Carryover Shortfall............     40
Note Principal Distributable Amount...........     40
Noteholders...................................      6
Notes.........................................      3
Obligors......................................     11
OID...........................................     56
Omnibus Proxy.................................     29
Optional Termination..........................      9
Original Certificate Balance..................      6
Owner Trustee.................................      3
Parties in Interest...........................     58
Payahead Account..............................     35
Payment Ahead.................................     35
Permitted Investments.........................     35
Plan Asset Regulation.........................     58
Pool Balance..................................     37
Precomputed Advance...........................      9
Precomputed Receivable........................     15
Prepayment....................................     36
Principal Balance.............................     36
Principal Distributable Amount................     40
Principal Payment Amount......................     40
PTCE..........................................     58
Rating Agencies...............................     10
Rebate........................................     33
Receivables...................................     1,4
Receivables Purchase Agreement................      4
Record Date...................................      4
Registration Statement........................    2,60
TERM                                              PAGE
----------------------------------------------  ---------
Representative................................     60
Required Rate.................................      7
Reserve Fund..................................      7
Reserve Fund Initial Deposit..................      7
Rule of 78s Receivable........................     13
Sale and Servicing Agreement..................      4
Schedule of Receivables.......................     32
Scheduled Payment.............................     13
Securities....................................      3
Securities Act................................      2
Securityholders...............................      8
Seller........................................     1,3
Servicer......................................      3
Servicer Defaults.............................     44
Servicer Letter of Credit.....................     36
Servicing Fee.................................      9
Servicing Fee Rate............................      9
Simple Interest Advance.......................      9
Simple Interest Receivable....................     13
Specified Reserve Fund Balance................      7
Standard & Poor's.............................     10
Statement to Securityholders..................     42
Terms and Conditions..........................     30
Trust.........................................     1,3
Trust Accounts................................     35
Trust Agreement...............................      3
Trust Fees and Expenses.......................     24
Trustees......................................      3
UCC...........................................     27
Underwriting Agreement........................     60
Underwriters..................................     60
voting interests..............................     45
Warranty Purchase Payment.....................     33
Warranty Receivable...........................     33
Weighted Average Interest Rate................      8
Yield Supplement Account......................      8
Yield Supplement Account Deposit..............      8
Yield Supplement Withdrawal Amount............      8

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


    Except in certain limited circumstances, the globally offered Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to United States withholding taxes unless such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the accounts of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding through CEDEL or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSON WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of United States Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

-------------------------------------------
                                     -------------------------------------------


    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE RECEIVABLES SINCE THE DATE THEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                                 --------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Available Information.....................................................    2
Incorporation of Certain Documents by Reference...........................    2
Reports to Noteholders....................................................    2
Summary...................................................................    3
Risk Factors..............................................................   11
Formation of the Trust....................................................   11
Property of the Trust.....................................................   12
The Receivables...........................................................   13
Weighted Average Life of the Notes........................................   17
Use of Proceeds...........................................................   21
The Seller................................................................   21
American Honda Finance Corporation........................................   21
Pool Factors and Trading Information......................................   24
Description of the Notes..................................................   24
Description of the Certificates...........................................   31
Certain Information Regarding the Securities..............................   32
Certain Legal Aspects of the Receivables..................................   50
Material Federal Income Tax Consequences..................................   55
Certain California Income Tax Consequences................................   57
ERISA Considerations......................................................   58
Underwriting..............................................................   59
Notice to Canadian Residents..............................................   60
Rating of the Notes.......................................................   61
Legal Matters.............................................................   61
Index of Capitalized Terms................................................   62
Annex I...................................................................  A-1


                                 --------------


    UNTIL          , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                $


                             Honda Auto Receivables
                               1998-1 Owner Trust


                                $

                               % Asset Backed Notes,

                                   Class A-1

                                $

                               % Asset Backed Notes,

                                   Class A-2

                                $

                               % Asset Backed Notes,

                                   Class A-3

                                $

                               % Asset Backed Notes,


                                   Class A-4


                                 American Honda
                               Receivables Corp.
                                     Seller

                                 American Honda
                              Finance Corporation
                                    Servicer

                              P R O S P E C T U S


                           Credit Suisse First Boston


-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


    Expenses in connection with the offering of the Securities being registered hereby are estimated as follows:

SEC registration fee..............................................  $    *
Legal fees and expenses...........................................       *
Accounting fees and expenses......................................       *
Blue sky fees and expenses........................................       *
Rating agency fees................................................       *
Trustee's fees and expenses.......................................       *
Printing and engraving............................................       *
Miscellaneous.....................................................       *
                                                                    -----------
  Total...........................................................  $    *
                                                                    -----------
                                                                    -----------

--------------

* To be completed by amendment.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

    Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

    Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) amounts paid in settling or otherwise disposing of a pending action without court approval and
(iii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

    Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

    Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

    Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

    Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

    Reference is also made to Section   of the Underwriting Agreement among the
underwriters named therein, the Registrant and American Honda Finance Corporation (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

    Article IX of the Articles of Incorporation of the Registrant provides for the indemnification of the directors of the Registrant to the fullest extent permissible under California law.

    Article IV, Section 4.01 of the Bylaws of the Registrant (see Exhibit 3.2) requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.


    In addition, Article IV, Section 4.03 of the Bylaws of the Registrant authorizes the Registrant to purchase and maintain insurance to the extent provided by Section 3.17(i) of the Corporations Code.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    A.  EXHIBITS:


      1.1  Form of Underwriting Agreement*

      4.1  Form of Trust Agreement between American Honda Receivables Corp., as
             Seller, and The Bank of New York (Delaware), as Owner Trustee
             (including form of Certificates)*

      4.2 Form of Indenture between Honda Auto Receivables 1998-1 Owner Trust and Bankers Trust Company, as Indenture Trustee (including forms of
             Notes)*

      5.1  Opinion of Brown & Wood LLP with respect to legality*

      8.1  Opinion of Brown & Wood LLP with respect to tax matters*

     10.1  Form of Sale and Servicing Agreement between American Honda
             Receivables Corp. and The Bank of New York (Delaware), as Owner
             Trustee*

     10.2  Form of Administration Agreement among Honda Auto Receivable 1998-1
             Owner Trust, American Honda Finance Corporation, American Honda
             Receivables Corp. and Bankers Trust Company, as Indenture Trustee*

     23.1  Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*

     23.2  Consent of Brown & Wood LLP (included as part of Exhibit 8.1)*

     24.1  Power of Attorney of Y. Kohama, John I. Weisickle and S. Ulm**

     24.2  Power of Attorney of S. Moriguchi

     24.3  Power of Attorney of S. Nelson

     25.1  Statement of Eligibility and Qualification of Indenture Trustee*


--------------

* To be filed by amendment.

**Previously filed.

    B.  FINANCIAL STATEMENT SCHEDULES:

        Not applicable.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:


        (a) For purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the intitial BONA FIDE offering thereof.



        (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



        (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.



        (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 10th day of July 1998.


                                AMERICAN HONDA RECEIVABLES CORP.,

                                By:                 /s/ Y. KOHAMA
                                     ------------------------------------------
                                                      Y. Kohama
                                                      President


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                          TITLE                            DATE
-----------------------------------------------  -----------------------------------------------  ---------------

                 /s/ Y. KOHAMA                     Director and President (Principal Executive
     -------------------------------------                           Officer)                     July 10, 1998
                   Y. Kohama

                       *                           Director and Secretary-Treasurer (Principal
     -------------------------------------               Financial and Accounting Officer)        July 10, 1998
               John I. Weisickle

                       *
     -------------------------------------                          Director                      July 10, 1998
                 S. Moriguchi

                       *
     -------------------------------------                          Director                      July 10, 1998
                Scott J. Nelson

                       *
     -------------------------------------                          Director                      July 10, 1998
                 Scott J. Ulm


*          By:                 /s/ Y. KOHAMA
                 ----------------------------------------
                                 Y. Kohama
                             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER
-----------
       1.1   Form of Underwriting Agreement*

       4.1   Form of Trust Agreement between American Honda Receivables Corp., as Seller, and The Bank of New York
               (Delaware), as Owner Trustee (including form of Certificates)*

       4.2   Form of Indenture between Honda Auto Receivables 1998-1 Owner Trust and Bankers Trust Company, as
               Indenture Trustee (including forms of Notes)*

       5.1   Opinion of Brown & Wood LLP with respect to legality*

       8.1   Opinion of Brown & Wood LLP with respect to tax matters*

      10.1   Form of Sale and Servicing Agreement between American Honda Receivables Corp. and The Bank of New York
               (Delaware), as Owner Trustee*

      10.2   Form of Administration Agreement among Honda Auto Receivable 1998-1 Owner Trust, American Honda Finance
               Corporation, American Honda Receivables Corp. and Bankers Trust Company, as Indenture Trustee*

      23.1   Consent of Brown & Wood LLP (included as part of Exhibit 5.1)*

      23.2   Consent of Brown & Wood LLP (included as part of Exhibit 8.1)*

      24.1   Power of Attorney of Y. Kohama, John I. Weisickle and Scott J. Ulm (included on page II-4)**

      24.2   Power of Attorney of S. Moriguchi

      24.3   Power of Attorney of Scott J. Nelson

      25.1   Statement of Eligibility and Qualification of Indenture Trustee*


--------------

*   To be filed by amendment.

**  Previously filed.